EXHIBIT 99
APPLIED INDUSTRIAL TECHNOLOGIES, INC. RETIREMENT SAVINGS PLAN
(March 1, 2003 Restatement)
(Composite with One Amendment)

APPLIED INDUSTRIAL TECHNOLOGIES, INC. RETIREMENT SAVINGS PLAN
(March 1, 2003 Restatement)
(Composite with One Amendment)

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1ST Amendment Effective as of January 1, 2003
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APPLIED INDUSTRIAL TECHNOLOGIES, INC. RETIREMENT SAVINGS PLAN
(March 1, 2003 Restatement)
(Composite with Two Amendments)
     WHEREAS, Applied Industrial Technologies, Inc. (formerly known as Bearings, Inc. and hereinafter referred to as the “Company”) established The Bearings, Inc. Employees’ Profit-Sharing Plan and Trust (hereinafter referred to as the “Profit-Sharing Plan”) under a certain trust agreement dated December 29, 1950, for the benefit of eligible employees of the Company; and
     WHEREAS, effective as of May 1, 1988, the Company established the Bearings, Inc. 401(k) Savings Plan and Trust (hereinafter referred to as the “Savings Plan”) for the benefit of eligible employees of the Company; and
     WHEREAS, the Profit-Sharing Plan was merged into the Savings Plan as of July 1, 1995, to form the Bearings, Inc. Retirement Savings Plan which was subsequently renamed the Applied Industrial Technologies, Inc. Retirement Savings Plan (hereinafter referred to as the “Plan”); and
     WHEREAS, the Company amended and restated the Plan as of January 1, 1997, to reflect certain operational changes as well as certain legislated changes; and
     WHEREAS, due to a change in the recordkeeper and trustee for the Plan and its related trust, certain administrative changes to the Plan are desired;
     NOW, THEREFORE, effective as of March 1, 2003, except as specifically provided otherwise, the Plan is hereby amended and restated as hereinafter set forth with respect to employees employed by the Company or Affiliates on and after said date.

ARTICLE I
DEFINITIONS
          1.1 Definitions. The following words and phrases as used herein shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:
     (1) The term “Account” shall mean any of the accounts which is established and maintained in accordance with the provisions of Section 5.3 and which reflects the interest of a Participant in a Fund, including, but not limited, to a 401(k) Contribution Account, a Matching Contribution Account, a Profit Sharing Contribution Account, and a Rollover Account.
     (2) The term “Addendum” shall mean the overriding provisions that are applicable to certain Participants in accordance with the provisions of Section 14.7, that constitute for all purposes a part of the Plan, and that in the event of conflict with any other provision of the Plan, are controlling.
     (3) The term “Affiliate” shall mean any member of a controlled group of corporations (as determined under Section 414(b) of the Code) of which the Company is a member; any member of a group of trades or businesses under common control (as determined under Section 414(c) of the Code with the Company; any member of an affiliated service group (as determined under Section 414(m) of the Code) of which the Company is a member; and any other entity which is required to be aggregated with the Company pursuant to the provisions of Section 414(o) of the Code.
     (4) The term “Applied ESOP” shall mean the stock bonus portion of the Plan which constitutes an employee stock ownership plan under Section 4975(e)(7) of the Code as well as a stock bonus plan qualified under Section 401(a) of the Code and which consists of the Company Stock Fund.
     (5) The term “Beneficiary” shall mean the person or persons who, in accordance with the provisions of Article IX, shall be entitled to receive a distribution under the Plan in the event a Participant or former Participant dies before his interest shall have been distributed to him in full.
     (6) The term “Break in Service” shall mean any Plan Year during which an Employee does not complete more than 500 Hours of Service; provided, however, that, for purposes of Section 2.3(b), no Employee shall incur a Break in Service solely by reason of an absence due to: (i) the birth of a child of the Employee; (ii) the pregnancy of the Employee; (iii) the placement of a child with the Employee on account of the adoption of such child by such Employee; or (iv) the caring for a child of an Employee for a period beginning following the birth or placement of such child, with respect to the Plan Year in which such absence begins, if the Employee otherwise would have incurred a Break in Service or, in any other case, in the immediately following Plan Year.

     (7) The term “Catch-up 401(k) Contributions” shall mean the 401(k) Contributions permitted to be made to the Plan in accordance with the provisions of Section 3.2 and Section 414(v) of the Code as well as any regulations issued thereunder.
     (8) The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.
     (9) The term “Company” shall mean Applied Industrial Technologies, Inc., its corporate successors, and the surviving corporation resulting from any merger, consolidation, or reorganization of Applied Industrial Technologies, Inc. with or into any other corporation or corporations.
     (10) The term “Company Stock” shall mean common shares of the Company.
     (11) The term “Company Stock Fund” shall mean the Fund which is invested primarily in Company Stock and which is established and maintained pursuant to the provisions of Section 6.1, and forms the Applied ESOP.
     (12) The term “Compensation” shall mean the total wages which are paid to a Participant during a Plan Year by an Employer for his services as an Employee while he is a Participant, including incentive compensation, commissions, bonuses, and elective contributions that are made on behalf of such Participant under the Plan or any other plan and that are not includible in gross income under Sections 125, 129, 132(f), and 402(e)(3), 402(h)(1)(B), 403(b), and 457 of the Code, but excluding moving or educational reimbursement expenses, amounts deferred under any non-qualified deferred compensation program, amounts realized from the exercise of stock options, imputed income attributable to any fringe benefit, amounts received as severance pay or severance benefits, and any amounts received in lieu of benefits under a plan that meets the requirements of Section 125 of the Code; provided, however, that the annual Compensation of a Participant taken into account under the Plan shall not exceed the dollar amount specified in Section 401(a)(17)(A), which is $200,000 on and after January 1, 2002, as adjusted for increases in the cost of living in accordance with the provisions of Section 401(a)(17)(B) of the Code. The cost of living in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (a “determination period”) beginning in such calendar year. If a determination period consists of fewer than 12 months, such annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.
     (13) The term “Eligible Employee” shall mean any person who is employed by the Company or an Affiliate listed on Appendix D.
     (14) The term “Eligible Retirement Plan” shall mean:

          (a) an individual retirement account described in Section 408(a) of the Code;
          (b) an individual retirement annuity described in Section 408(b) of the Code;
          (c) a trust maintained pursuant to a plan that meets the requirements of Section 401(a) of the Code;
          (d) an annuity plan described in Section 403(a) of the Code;
          (e) an eligible deferred compensation plan described in Section 457(b) of the Code that separately accounts for amounts rolled into such plan from eligible retirement plans not described in said Section 457(b); and
          (f) an annuity contract described in Section 403(b) of the Code.
     (15) The term “Eligible Rollover Distribution” shall mean all or any portion of a Plan distribution made to a Participant or a Beneficiary who is a deceased Participant’s surviving spouse or a Participant’s spouse or former spouse who is an alternate payee under a qualified domestic relations order; provided, however, that such distribution is not (i) one of a series of substantially equal periodic payments made at least annually for a specified period of ten or more years or for the life of such Participant or Beneficiary or the joint lives of the Participant and a designated beneficiary, (ii) a distribution required under Section 401(a)(9) of the Code; or (iii) a distribution that is received on account of hardship. In addition, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 401(a) or 403(a) of the Code that provides or agrees to separately account for amounts so transferred, including separately accounting for the portion of such distributions which is includible in gross income and the portion of such distribution which is not so includible.
     (16) The term “Employee” shall mean any common law employee of an Employer who is paid in United States dollars from a payroll maintained in the United States; provided, however, that such term shall not include (i) any person who is rendering service to an Employer solely as a Leased Worker, director, or an independent contractor, (ii) any person who is covered by a collective bargaining agreement unless such agreement specifically provides for coverage by the Plan, or (iii) any person who is a nonresident alien and who receives no earned income within the meaning of Section 911(b) of the Code from an Employer which constitutes income from sources within the United States as defined in Section 861(a)(3) of the Code. In the event that an individual who was not classified as a common law employee is legally reclassified as a common law employee, such individual shall be considered to be an

Employee for Plan purposes only as of the date of such reclassification or, if later, the date such individual is initially treated as a common law employee on the payroll records of the Company.
     (17) The term “Employer” shall mean the Company, or any Affiliate that adopts the Plan as herein provided so long as the Affiliate has not withdrawn from the Plan.
     (18) The term “Employer Contributions” shall mean the aggregate 401(k) Contributions, Matching Contributions, and Profit Sharing Contributions that are made to the Plan by the Employers pursuant to the provisions of Sections 3.1, 3.2, 3.3, and 3.4.
     (19) The term “Employment Commencement Date” shall mean the first date on which an Employee completes an Hour of Service.
     (20) The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.
     (21) The term “401(k) Contribution Account” shall mean the Account of a Participant that reflects his interest in the Funds attributable to 401(k) Contributions and that is established pursuant to the provisions of Sections 5.3.
     (22) The term “401(k) Contributions” shall mean the cash or deferred arrangement contributions which are made by an Employer on behalf of a Participant in accordance with the provisions of Sections 3.1 and 3.2 and which are deposited and allocated to the 401(k) Contribution Account of such Participant in accordance with the provisions of Sections 3.15, 4.1, and 5.3.
     (23) The term “Fund” shall mean any of the funds established and maintained for the investment of Plan assets in accordance with the provisions of Article V.
     (24) The term “Highly Compensated Employee” shall mean any Employee of the Company or an Affiliate for a Plan Year who:
          (a) during the immediately preceding Plan Year, received compensation (as defined in Appendix B of the Plan without regard to Sections 125, 132 (f) (on and after January 1, 1997), 403(e)(3) and 402(h)(1)(B) of the Code), in excess of $80,000 (such dollar limitation shall be adjusted automatically in accordance with the maximum amount permitted under Section 414(q) of the Code) and was a member of the group of Employees consisting of the top 20 percent of all Employees when ranked by Compensation paid during such Plan Year; or
          (b) during such Plan Year or during the immediately preceding Plan Year, owned directly or indirectly 5% or more of the Company or an Affiliate (so that he is a “5% owner” as defined in Section

416(I)(1) of the Code). A former Employee shall be treated as a Highly Compensated Employee, if such Employee was a Highly Compensated Employee when such Employee separated from service or such Employee was a Highly Compensated Employee at any time after attaining age 55. Notwithstanding the foregoing provisions of this paragraph, the sole purpose of this paragraph (24) is to define and apply the term Highly Compensated Employee strictly (and only) to the extent necessary to satisfy the minimum requirements of Section 414(q) of the Code relating to “highly compensated employees.” This paragraph (24) shall be interpreted, applied and, if and to the extent necessary, deemed modified without formal amendment of language, so as to satisfy solely the minimum requirements of Section 414(q) of the Code.
     (25) The term “Hour of Service” shall mean:
          (a) each hour for which he is paid, or entitled to payment, for the performance of duties for the Company or an Affiliate; provided, however, that hours paid for at a premium rate shall be treated as straight-time hours;
          (b) each hour for which he is paid, or entitled to payment, by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether he remains an Employee) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence, up to a maximum of eight hours per day and 40 hours per week; provided, however, that no more than 501 hours of service shall be credited to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Plan Year); and provided further, that such hours shall be calculated and credited pursuant to DOL Reg. §2530.200b which are incorporated herein by reference and shall be subject to Section 414(u) of the Code;
          (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate; provided, however, that the crediting of hours of service for back pay awarded, or agreed to, with respect to a period of employment or absence from employment described in any other paragraph of this paragraph (25) shall be subject to the limitations set forth therein; and
          (d) each hour for which he would have been scheduled to work for the Company or an Affiliate during the period of time that he is absent from work because of service with the armed forces of the United States, but only if he returns to work within the period during which he retains reemployment rights pursuant to federal law, up to a maximum of eight hours per day and 40 hours per week; provided, however, that subject to the provisions of Section 414(u) of the Code, Hours of Service credited under this paragraph (d), when added to hours of service credited under paragraph (b), if any, by reason of such absence, shall not exceed a total of 1,000 Hours of Service for any one Plan Year.

Notwithstanding any other provision of the Plan to the contrary, no more than one Hour of Service shall be credited to an Employee for any one hour of his employment or absence from employment. Hours of Service shall also be credited under this Plan when rendered to or with a Related Company. In addition, Hours of Service shall also be credited for a Leased Employee treated as an Employee pursuant to the provisions of paragraph (26). Solely for purposes of determining whether an Employee has incurred a Break in Service for participation and vesting purposes, a Participant who is absent from employment for any period on account of maternity or paternity reasons shall be credited with the Hours of Service which would otherwise have been credited to the Participant but for the absence, or in any case in which such hours cannot be determined, eight Hours of Service for each day of absence. For this purpose, an absence will be deemed to be for maternity or paternity reasons if the absence is due to: (i) the pregnancy of the Employee; (ii) the birth of a child of the Employee; (iii) the placement of a child with the Employee in connection with the adoption of such child by such Employee; or (iv) caring for such child for a period beginning immediately following such birth or placement. However, no more than 501 Hours of Service shall be credited under this paragraph (25) for any such pregnancy or placement. Hours of Service credited under this paragraph (25) shall be credited to the computation period in which the absence from work begins, if such credit is necessary to prevent a Break in Service, or, in any other case, in the immediately following computation period. The Company may request the Employee to provide information or documentation sufficient to establish that the absence from work is for reason(s) stated in this paragraph (25) and the number of days for which there was such an absence. No Hours of Service shall be credited under this paragraph (25) upon the Employee’s failure to provide such requested information.
     (26) The term “Leased Worker” shall mean a person (other than a person who would be an Employee of an Employer without regard to this paragraph (26)) engaged in performing services for an Employer (the “Recipient”) pursuant to an agreement between the Recipient and any other person (the “Leasing Organization”) who meets the following requirements:
     (a) he has performed services for an Employer (or for any other “related persons” determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year;
     (b) such services are under the primary direction or control of the Recipient; and
     (c) he is not participating in a “safe harbor plan” of the Leasing Organization. (For this purpose a “safe harbor plan” is a plan that satisfies the requirements of Section 414(n)(5) of the Code, which is a money purchase pension plan with a nonintegrated employer contribution rate of at least ten percent of Compensation and which provides for immediate vesting, if Leased Workers do not constitute more than 20 percent of the Recipient’s nonhighly compensated work force.)

A person who is a Leased Worker shall be considered an employee of the Employer during any period in which he is a Leased Worker (solely for the purpose of determining length of service for participation and vesting purposes) but shall not be a Participant and shall not otherwise be eligible to become covered by the Plan during any period in which he is a Leased Worker. Notwithstanding the foregoing, the sole purpose of this paragraph (26) is to define and apply the term “Leased Worker” strictly (and only) to the extent necessary to satisfy the minimum requirements of Section 414(n) of the Code relating to “leased employees” and this paragraph (26) shall be interpreted, applied and, if and to the extent necessary, deemed modified without formal amendment of language, so as to satisfy solely the minimum requirements of Section 414(n) of the Code and no more.
     (27) The term “Matching Contributions” shall mean the contributions made by the Employers under the Plan in accordance with the provisions of Section 3.3 and deposited and allocated to the Matching Contributions Accounts of Participants pursuant to the provisions of Sections 3.13, 3.15, 4.1, and 5.3.
     (28) The term “Matching Contribution Account” shall mean the Account of a Participant that reflects his interest in the Funds attributable to Matching Contributions and forfeitures, if any, and that is established pursuant to the provisions of Section 5.3.
     (29) The term “Merged Plan” shall mean any tax qualified plan which has been merged into the Plan and which is listed on Appendix E.
     (30) The term “Normal Retirement Age” shall mean age 65.
     (31) The term “Officer” shall mean an employee of the Company or an Affiliate who is designated as an “Officer” for the purposes of Section 16 of the Securities Act.
     (32) The term “Participant” shall mean an Employee who participates in the Plan in accordance with the provisions of Article II.
     (33) The term “Plan” shall mean the Applied Industrial Technologies, Inc. Retirement Savings Plan as herein set forth with all amendments, modifications, and supplements hereafter made.
     (34) The term “Plan Administrator” shall mean the Company, which is the administrator for purposes of the Code.
     (35) The term “Plan Year” shall mean each 12-month period beginning each January 1 and terminating each subsequent December 31.
     (36) The term “Predecessor Employer” shall mean any entity the stock of which or any assets of which were acquired by an Employer.
     (37) The term “Profit Sharing Contributions” shall mean the discretionary contributions made by the Employers in accordance with the provisions of Section 3.4 and deposited and allocated to the Profit Sharing

Contribution Account of Participants in accordance with the provisions of Sections 3.14, 3.15, 4.1, and 5.3.
     (38) The term “Profit Sharing Contribution Account” shall mean the Account of a Participant that reflects his interest in the Funds attributable to Profit Sharing Contributions and that is established pursuant to the provisions of Section 5.3.
     (39) The term “Retire” shall mean the separation from service with the Company and its Affiliates by a Participant after: (i) the attainment of age 55 with at least 10 Years of Service; or (ii) the attainment of Normal Retirement Age.
     (40) The term “Rollover Contribution Account” shall mean the Account of a Participant that reflects his interest in the Funds attributable to Rollover Contributions and that is established pursuant to the provisions of Sections 3.5 and 5.3.
     (41) The term “Rollover Contributions” shall mean the contributions of a Participant rolled into the Plan in accordance with the provisions of Section 3.5 and deposited and allocated to the Rollover Account of such Participant in accordance with the provisions of Sections 4.1 and 5.3; provided, however, that solely for purposes of the Plan, no Rollover Contributions shall include employee after-tax contributions.
     (42) The term “Securities Act” shall mean the Securities Exchange Act of 1934, as amended.
     (43) The term “Settlement Date” shall mean the date on which a Participant ceases to be a Participant pursuant to the provisions of Section 8.1.
     (44) The term “Transferred Contributions” shall mean the contributions transferred to the Plan on behalf of a Participant in accordance with the provisions of Section 3.6 and deposited to the Rollover Account of such Participant in accordance with the provisions of Sections 4.1 and 5.3.
     (45) The term “Transferor Plan” shall mean any tax-qualified defined contribution plan from which Transferred Contributions are received pursuant to the provisions of Section 3.6.
     (46) The term “Trust” shall mean the trust maintained in conjunction with the Plan and pursuant to a certain trust agreement entered into with the Trustee.
     (47) The term “Trustee” shall mean American Express Trust Company, or any successor trustee which at the time is designated, qualified, and acting hereunder.
     (48) The term “Valuation Date” shall mean each business day of each calendar year or such other date as may be designated as a Valuation Date by the Company.

     (49) The term “Years of Service” shall mean the years of service with which a Participant is credited in accordance with the provisions of Section 2.3 for the purpose of determining his interest in his Profit Sharing Contribution Account and Matching Contribution Account pursuant to the provisions of Section 8.2.
          1.2 Pronouns. The masculine pronoun wherever used herein shall include the feminine in any case so requiring.

ARTICLE II
EMPLOYEE PARTICIPATION AND SERVICE
          2.1 Participation. Each Eligible Employee shall become a Participant as of the first administratively feasible payroll period occurring at least 30 days after his Employment Commencement Date, but in no event later than 60 days after his Employment Commencement Date.
          2.2 Participant Elections. Each Eligible Employee, who becomes a Participant pursuant to the provisions of Section 2.1, may make an election in the form, manner and time prescribed by the Company with respect to:
     (a) his authorization for his Employer to reduce his Compensation for the purpose of making 401(k) Contributions on his behalf pursuant to the provisions of Section 3.1 and Section 3.2, if applicable, or his rejection of any such reduction; and
     (b) his election regarding the investment of his 401(k) Contributions, if any, pursuant to the provisions of Articles IV and V.
Notwithstanding the foregoing, the Compensation of any Eligible Employee who does not make 401(k) Compensation reduction election prior to the beginning of the first payroll period of the second month after the month in which he first becomes a Participant, shall be automatically reduced by two percent and such amount shall be contributed on his behalf to the Plan as 401(k) Contributions until superseded by a subsequent 401(k) Contribution election of such Participant pursuant to the provisions of Section 3.8 or 3.9. All such 401(k) Contributions shall be invested in a Fund the name of which is specified by the Company from time to time and communicated to Participants, unless the Participant elects otherwise pursuant to the provisions of Article IV. It is the intent of the Company that this Section 2.2 comply, and be administered in accordance, with the provisions of Revenue Ruling 98-30, as amplified by Revenue Ruling 2000-8 and such other applicable revenue rulings, notices and regulations as may be issued by the Internal Revenue Service from time to time.

          2.3 Years of Service. For the purposes of the Plan, Years of Service shall be determined in accordance with the following provisions:
(a) An Employee shall be credited with a Year of Service for each Plan Year in which he completes at least 1,000 Hours of Service.
(b) In the case of an Employee who has a Break in Service:
     (i) if an Employee did not have a nonforfeitable right to any portion of his Account attributable to Matching Contributions or Profit Sharing Contributions pursuant to the provisions of Section 8.2, before his Break in Service commenced, Years of Service with an Employer or an Affiliate prior to the Break in Service shall be disregarded for purposes hereof if the number of consecutive one-year Breaks in Service is greater than five or is at least equal to the aggregate number of Years of Service with which the Employee had been credited prior to such Break in Service (such aggregate number of Years of Service shall not include any Years of Service not required to be taken into account due to previous Breaks in Service); and
     (ii) if an Employee’s Years of Service are not excluded under (i) above or if the Employee had a nonforfeitable right to any portion of his Account attributable to Matching Contributions or Profit Sharing Contributions before his Break in Service commenced, his Years of Service before the Break in Service commenced shall be reinstated upon his completion of an Hour of Service again as an Employee.
Notwithstanding the foregoing, any Participant who is an Eligible Employee shall be credited with Years of Service for employment with a Predecessor Employer as though such employment with such Predecessor Employer was with an Employer, provided that such employment occurred immediately prior to his Employment Commencement Date.
          2.4 Changes in Employment Status; Transfers of Employment. If a Participant ceases to be an Eligible Employee but continues in the employment of an Employer or an Affiliate in some other capacity, he shall nevertheless continue his participation in the Plan as an inactive Participant until his participation is otherwise terminated in accordance with the provisions of the Plan; provided, however, that such Participant shall share in Matching Contributions and Profit Sharing Contributions for any Plan Year of such participation only on the basis of his Compensation and 401(k) Contributions, respectively, as an Eligible Employee during such Plan Year. Moreover, if a person is transferred directly from employment (a) with an Employer in a capacity other than as an Eligible Employee, or (b) with an Affiliate to employment with an Employer as an Eligible Employee, his Hours of Service with the Employer or such Affiliate shall be included in determining his Years of Service under Section 2.3.
          2.5 Reemployment of a Participant. If a retired or former Participant is reemployed by an Employer or an Affiliate after he incurs a Settlement Date and if his Years of Service are reinstated pursuant to the provisions of Section 2.3, he shall again become a Participant on the date he is reemployed by an Employer; provided, however, that if he is not reemployed as an Eligible Employee, he shall again become a Participant on the first day thereafter on which he becomes an Eligible Employee. If a former Participant who incurs a Settlement Date under Section 8.1 is thereafter reemployed as an Eligible Employee and if his Years of Service are not reinstated pursuant to the provisions of Section 2.3, he shall become a Participant pursuant to the provisions of Sections 2.1 and 2.2.

ARTICLE III
CONTRIBUTIONS
          3.1 401(k) Contributions. Except as otherwise provided in this Section 3.1 and subject to the provisions of Appendices A and B, commencing with the date as of which an Eligible Employee becomes a Participant, he may elect to have 401(k) Contributions made to the Plan by his Employer which shall be an integral percentage of his Compensation of not less than one percent nor more than 50 percent, or such other percentage as may be set forth in writing by the Chairman or the President of the Company and one other officer of the Company; provided, however, that in no event shall such 401(k) Contributions of a Participant under the Plan and all other qualified plans maintained by the Company and Affiliates during a calendar year exceed the dollar limit set forth in Section 402(g)(1) of the Code as shall be in effect for such calendar year in accordance with the adjustment factor prescribed under Sections 402(g)(5) and 415(d) of the Code; and provided further, that 401(k) Contributions made with respect to a Plan Year on behalf of a Highly Compensated Employee shall not exceed the limitations set forth in Appendix A. In the event a Participant elects to have his Employer make any 401(k) Contribution on his behalf, the Compensation of such Participant shall be reduced by the percentage he elected to have contributed on his behalf to the Plan in accordance with the terms of this Section 3.1 and the Compensation reduction authorization in effect for such Participant pursuant to the provisions of paragraph (a) of Section 2.2 or Section 3.8. Notwithstanding the foregoing, the Company may take such actions as it deems appropriate to limit the amount of 401(k) Contributions to the extent necessary to ensure that the contribution limitation under Section 401(k) of the Code is not exceeded.
          3.2 Catch-up 401(k) Contributions. Each Participant who has attained at least age 50 prior to the close of a Plan Year shall be eligible to make Catch-up 401(k) Contributions in accordance with, and subject to, the limitation of Section 414(v) of the Code and procedures established by the Company. Such Catch-up 401(k) Contributions shall not be taken into account for purposes of the Plan provisions implementing the requirements of Sections 401(k)(3),

401(k)(11), 401(k)(12), 410(b), 415 or 416 of the Code, as applicable, by reason of the making of such Catch-up 401(k) Contributions and shall not be taken into account for the limitations of Section 3.1 or Matching Contributions under Section 3.3.
          3.3 Matching Contributions. Subject to the provisions of Appendices A and B, the Company shall cause to be paid to the Trustee, as the Matching Contribution hereunder for the payroll periods ending within each calendar quarter, an amount which shall be determined by the Company and which shall be based upon the sum of the aggregate 401(k) Contributions that are attributable to the Compensation, not in excess of six percent, made on behalf of each Participant (i) who makes 401(k) Contributions during such payroll periods and (ii) who is an Employee during the last payroll period ending in such quarter or who Retired, died, or became disabled during such quarter. In addition to the foregoing quarterly Matching Contribution, the Company shall cause to be made an additional Matching Contribution equal to ten percent of the amount of the 401(k) Contributions that were made with respect to such payroll periods for each Participant (five percent for each Officer), who was an Employee during the last payroll period ending in such quarter or who Retired, died, or became disabled during such quarter, and that were invested in the Company Stock Fund.
          3.4 Profit Sharing Contributions. Subject to the provisions of Appendix B, the Company may cause a Profit Sharing Contribution to be paid to the Trustee for a Plan Year with respect to Participants who are employed by the Employers as Employees on June 30 of such Plan Year and who have completed at least one Year of Service as of such June 30, in an amount, if any, as the Chairman or President shall determine. In addition, the Company may cause: (i) a special Profit Sharing Contribution in an amount determined by the Chairman or President of the Company to be paid to the Trustee for a Plan Year with respect to Participants who retire during the period between January 1 and June 29 of the following Plan Year; and (ii) a special Profit Sharing Contribution in an amount determined by the Chairman or President of the Company to be paid to the Trustee for a Plan Year with respect to Participants who retire during the period between July 1 and December 31 of such Plan Year.
          3.5 Rollover Contributions. In accordance with procedures established by the Company, a Participant who is entitled to make a rollover contribution described in Section 402(a)(5), 403(a)(4), 403(b)(8), 408(d)(3)(A), or 457(e)(16) of the Code, may elect to make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the assets in cash which constitute such Rollover Contribution at such time or times and in such manner as shall be specified by the Company. Upon receipt by the Trustee, such assets shall be deposited in the Fund or Funds selected by the Participant in accordance with an investment election filed with the Company by such Participant. Such election shall specify a combination in one percent increments which, in the aggregate, equals 100 percent. The investment option so selected by a Participant shall remain in effect until he ceases to be an Employee or elects to change such selection in accordance with Section 4.5. As of the date of receipt of such assets by the Trustee, a Rollover Contribution Account shall be established in the name of the Participant who has made a Rollover Contribution as provided in this Section 3.5 and shall be credited with such assets on such date. A Rollover Contribution by a Participant pursuant to this Section 3.5 shall not be deemed to be a contribution of such Participant for any purpose of the Plan and shall be fully vested in the Participant at all times.
          3.6 Transferred Contributions. In accordance with procedures established by the Company, any Participant who was previously a participant in a Transferor Plan may request the Company to arrange for the transfer to the Trustee of Transferred Contributions representing the Participant’s vested account balance thereunder; provided, however, that any such transfer shall be made in such manner and at such time as shall be specified by the Company; and provided further, that no such transfer shall be permitted from a Transferor Plan on behalf of a Participant who was at any time a five percent owner of the employer maintaining such Transferor Plan or, in the discretion of the Company, from a Transferor Plan which is subject to the joint and survivor annuity requirements under Section 401(a)(11) of the Code; and provided further, that any Transferred Contributions which were subject to restrictions on withdrawal pursuant to Section 401(k) of the Code under the Transferor Plan shall continue to be subject to such restrictions upon transfer to the Trustee. The Trustee shall deposit all Transferred Contributions received by it in the Trust and, unless specifically provided otherwise, shall credit the respective Accounts of the Employee on whose behalf such funds were transferred in accordance with the provisions of Section 3.5 applicable to Rollover Contributions. In addition, unless specifically provided otherwise, the portion of the Accounts of a Participant attributable to Transferred Contributions shall be fully vested in the Participant at all times.
          3.7 Excess 401(k) Contributions. In the event a Participant who had 401(k) Contributions made on his behalf for a taxable year files with the Company, within the time limit prescribed by the Company after the end of such year, a written statement that he has elective deferrals within the meaning of Section 402(g) of the Code for the taxable year in excess of the dollar limitation on elective deferrals in effect for such taxable year, and specifying the amount of such excess the Participant claims as allocable to the Plan, the amount of such excess, adjusted for income or loss attributable to such excess elective deferrals, shall be distributed to the Participant by April 15 of the year following the year of the excess elective deferral.
          3.8 Changes in 401(k) Contribution Authorizations. Any Participant may change the percentage of his Compensation that he causes to be contributed on his behalf as 401(k) Contributions effective as of a future payroll period by timely requesting such change in accordance with procedures established by the Company; provided, however, that, subject to the provisions of Section 3.2 regarding Catch-up 401(k) Contributions, he shall be limited to selecting an integral percentage of his Compensation which does not exceed the applicable limitations set forth in Section 3.1.
          3.9 Suspension of 401(k) Contributions. Any Participant who is making 401(k) Contributions, under Section 3.1 may suspend such contributions by timely requesting such suspension in accordance with procedures established by the Company. Any such suspension shall take effect as soon as administratively feasible. Any Participant who has suspended his 401(k) Contributions in accordance with the foregoing provisions of this Section 3.9 may resume such contributions as of the first payroll period of the calendar month after the effective date of such suspension (or any subsequent payroll period) by timely filing a notice to such effect with the Company in advance of the date as of which such contributions are to be resumed.
          3.10 Allocation of 401(k) Contributions and Catch-up 401(k) Contributions. The 401(k) Contributions and Catch-up 401(k) Contributions made on behalf of a Participant under Sections 3.1 and 3.2 shall be allocated and credited to the 401(k) Contribution Account of such Participant.
          3.11 Allocation of Matching Contributions. Subject to the provisions of Appendices A and B, the Matching Contribution of the Employers for any calendar year quarter shall be allocated and credited to the Matching Contribution Account of Participants (i) who had 401(k) Contributions made on their behalf during the payroll periods ending within such calendar year quarter and (ii) who were Employees during the last payroll period ending in such quarter or who Retired, died, or became disabled during such quarter, on the basis that such Matching Contributions were determined under Section 3.3.
          3.12 Allocation of Profit Sharing Contributions. Any Profit Sharing Contribution made by the Company pursuant to Section 3.4 shall be allocated as of June 30th of each Plan Year among Participants who are Eligible Employees as of such date and who have completed at least one Year of Service. Such allocation shall be made in the ratio which the Compensation of each such Participant for the immediately preceding Plan Year bears to the aggregate Compensation of all such Participants of such Employer for such preceding Plan Year. Any special Profit Sharing Contribution made by the Company pursuant to clause (i) of Section 3.4 for a Plan Year shall be allocated in the ratio which the Compensation for such Plan Year of each Participant who retires between January 1 and May 30 of the following Plan Year bears to the aggregate Compensation of such Participants for such Plan Year, and any special Profit Sharing Contribution made by the Company pursuant to clause (ii) of Section 3.4 for a Plan Year shall be allocated in the ratio which the Compensation for such Plan Year of each Participant who retires between July 1 and December 31 of such Plan Year bears to the aggregate Compensation of such Participants for such Plan Year.
          3.13 Deposit of Contributions. The Company shall cause to be deposited with the Trustee all 401(k) Contributions, Catch-up 401(k) Contributions, Matching Contributions, Profit Sharing Contributions, Rollover Contributions, and Transferred Contributions made in accordance with the provisions of this Article III as soon as reasonably practicable; provided, however, that 401(k) Contributions, Catch-up 401(k) Contributions, Matching Contributions, and Profit Sharing Contributions for any Plan Year shall be paid to the Trustee within the period of time established by the Code in order that such contributions shall be deductible by the Employers in computing federal income taxes for such Plan Year; and provided further, that 401(k) Contributions and Catch-up 401(k) Contributions shall be delivered to the Trustee as soon as such contributions can be reasonably identified and separated from the Employers’ other assets and, except as otherwise permitted by Department of Labor Regulations, in no event later than 15 business days after the end of the calendar month in which the Participant would otherwise have received the amount withheld from his pay.
          3.14 Special Contributions. In the event of an error in the amount or the allocation of a contribution (excluding, however, an error with respect to the amount of a Fund investment or earnings thereon), the Company may, in its discretion, make a special contribution or adjustment (including reallocation, offsets, and vesting) to affected Accounts. In addition, the Company may make a discretionary supplemental contribution to the Plan with respect to any Plan Year for the benefit of Participants who are not HCEs; provided, however, that such discretionary contribution shall be determined by the Company prior to the end of the Plan Year for which it is made.

ARTICLE IV
DEPOSIT AND INVESTMENT OF CONTRIBUTIONS
          4.1 Deposit of Contributions. All 401(k) Contributions of a Participant shall be deposited in the 401(k) Contribution Account of the Participant. All Matching Contributions allocated to a Participant shall be deposited in the Matching Contribution Account of the Participant. All Profit Sharing Contributions allocated to a Participant shall be deposited by the Trustee in the Profit Sharing Contribution Account of the Participant. All Rollover Contributions and Transferred Contributions of a Participant shall be deposited in the Rollover Account of the Participant.
          4.2 Investment Elections for 401(k) Contributions. Each Participant, upon becoming a Participant under the Plan in accordance with the provisions of Section 2.1, shall make an investment election directing the manner in which his 401(k) Contributions shall be invested in the Funds; provided, however, that if no such election is made, the provision relating thereto in Section 2.2 shall apply. Any such investment election of a Participant shall specify a combination which in the aggregate equals 100 percent and conforms with procedures prescribed by the Company, indicating in which Funds his 401(k) Contributions shall be invested. The investment option so elected by a Participant shall remain in effect until he changes his investment election pursuant to Section 4.3 or receives distribution of his Account pursuant to Section 8.4.
          4.3 Investment Change of Future 401(k) Contributions. Each Participant may elect to change the manner in which contributions allocated to his 401(k) Contribution Account are to be invested. Any such change in the investment election of a Participant with respect to his 401(k) Contributions shall specify a combination, with respect to his 401(k) Contribution Account among the Funds, which, in the aggregate equals 100 percent. Such elections shall be made in the manner specified by the Company and in accordance with procedures prescribed by the Company. The investment options so elected by a Participant shall remain in effect until he makes another election change with respect to future contributions in accordance with the provisions of the Plan.

Any such election which directs a change in an investment election heretofore in effect shall become effective in accordance with procedures prescribed by the Company and in the form, time and manner specified by the Company. Amounts credited to the Accounts of such Participant as of any date prior to the date on which such change is to become effective shall not be affected by any such change.
          4.4 Election to Transfer Invested Past 401(k) Contributions. Subject to any procedures adopted by the Company, a Participant may elect to have the balance of his 401(k) Contribution Account transferred from the Fund or Funds in which it is invested to one or more of the other Funds. Any such election shall be made in the form, time, and manner specified by the Company and in accordance with procedures prescribed by the Company. Upon receipt of such election, the Company shall cause the Trustee to transfer such amount as of the effective date of the election of the Participant from the Fund or Funds in which it is invested to the Fund or Funds elected and designated by the Participant.
          4.5 Election to Transfer Rollover Contributions and Transferred Contributions. Subject to any procedures adopted by the Company, a Participant may elect to have the balance of his Rollover Account transferred from the Fund or Funds in which it is invested and invested in one or more of the other Funds. Any such election shall be made in the form, time, and manner specified by the Company and procedures prescribed by the Company. Upon receipt of such election, the Company shall cause the Trustee to transfer such amount as of the effective date of the election by the Participant, from the Fund or Funds in which it is invested to the Fund or Funds elected and designated by the Participant.
          4.6 Investment of Matching Contributions. All Matching Contributions shall be invested in the Applied ESOP, which shall be invested in the Company Stock Fund.
          4.7 Investment Elections for Profit Sharing Contributions. Each Participant, upon becoming a Participant under the Plan in accordance with the provisions of Section 2.1, shall make an investment election directing the manner in which his Profit Sharing Contributions shall be invested in the Funds. The investment election of a Participant shall specify a combination which, in the aggregate, equals 100 percent and conforms with procedures prescribed by the Company, indicating the Funds in which his Profit Sharing Contributions shall be invested. The investment option so elected by a Participant shall remain in effect until he changes his investment election pursuant to Section 4.8 or receives distribution of his Profit Sharing Account pursuant to Section 8.4.
          4.8 Investment Change of Future Profit Sharing Contributions. Each Participant may elect to change the manner in which contributions allocated to his Profit Sharing Contribution Account are to be invested. Any such change in the investment election of a Participant with respect to his Profit Sharing Contributions shall specify a combination, with respect to his Profit Sharing Contribution Account among the Funds, which, in the aggregate, equals 100 percent. Such election shall be made in the manner specified by the Company and in accordance with procedures prescribed by the Company. The investment options so elected by a Participant shall remain in effect until he makes another election change with respect to future contributions in accordance with the provisions of the Plan. Any such election which directs a change in an investment election heretofore in effect shall become effective in accordance with procedures prescribed by the Company and in the form, time, and manner specified by the Company. Amounts credited to the Profit Sharing Account of such Participant as of any date prior to the date on which such change is to become effective shall not be affected by any such change.
          4.9 Election to Transfer Invested Past Profit Sharing Contributions. Subject to any procedures adopted by the Company, a Participant may elect to have the balance of his Profit Sharing Contribution Account transferred from the Fund or Funds in which it is invested to one or more of the other Funds. Any such election shall be made in the form, time, and manner specified by the Company and in accordance with procedures prescribed by the Company. Upon receipt of such election, the Company shall cause the Trustee to transfer such amount as of the effective date of the election of the Participant from the Fund or Funds in which it is invested to the Fund or Funds elected and designated by the Participant.
          4.10 Election to Transfer Matching Contributions Invested in the Applied ESOP. Pursuant to Section 401(a)(28) of the Code, Matching Contributions allocated to the Matching Contribution Account of a Participant may be transferred from the Company Stock Fund in accordance with the provisions of Section 11.6. Any other contributions allocated to the Accounts of a Participant may be transferred from the Company Stock Fund pursuant to the provisions of Sections 4.4, 4.5, 4.7 and 4.9.

ARTICLE V
MAINTENANCE OF FUNDS AND INVESTMENT OF CONTRIBUTIONS
     5.1 Establishment and Maintenance of Funds. The Company shall cause at least three Funds to be established and maintained at all times. With the exception of the Company Stock Fund, each such Fund will be diversified and have different risk and return characteristics from the other Funds. The Company Stock Fund and any Fund which invests in investments with restrictions regarding the Funds to which investment transfers may be made or to which a minimum investment period is applicable shall not be considered as one of such requisite three Funds.
     5.2 Income on Funds. Except as provided in Section 11.8, any dividends, interest, distributions, or other income received in respect of a Fund shall be reinvested in the Fund with respect to which such income was received by it.
     5.3 Accounts and Subaccounts. Accounts and subaccounts shall be established in the name of each Participant. Such Accounts and subaccounts shall be dependent upon the Funds in which contributions are invested on his behalf under the Plan and upon the type of contributions so invested on his behalf, and shall be maintained and administered for each Participant in accordance with the provisions of the Plan.
     5.4 Voting of Company Stock. Each Participant and Beneficiary who has shares of Company Stock allocated to his Accounts shall be a named fiduciary with respect to the voting of Company Stock held under the Plan and shall have the following powers and responsibilities:
     (a) Prior to each annual or special meeting of the shareholders of the Company, the Company shall cause to be sent to each Participant and Beneficiary who has Company Stock which is allocated to his Accounts and invested in the Company Stock Fund, a copy of the proxy solicitation material therefor, together with a form requesting confidential voting instructions, with respect to the voting of such Company Stock as well as the voting of Company Stock in the Company Stock Fund for which the Trustee does not receive instructions and the voting of Company Stock in the Company Stock Fund which is unallocated. Each such Participant and Beneficiary shall instruct the Trustee with respect to the voting of such Company Stock allocated to his Accounts. In addition, each such Participant and Beneficiary shall instruct the Trustee with respect to the voting of the number of such uninstructed shares and such unallocated shares of Company Stock equal to the proportion that the number of the shares of Company Stock allocated to his Accounts bears to the total aggregate number of shares of allocated Company Stock in the Company Stock Fund for which instructions are received. Upon receipt of such a Participant’s and Beneficiary’s instructions, the Trustee shall then vote in person, or by proxy, such Company Stock as so instructed.
     (b) The Company shall cause the Trustee to furnish to each Participant and Beneficiary who has Company Stock credited to his Accounts under the Company Stock Fund notice of any tender or exchange offer for, or a request or invitation for tenders or exchanges of, Company Stock made to the Trustee. The Trustee shall request from each such Participant and Beneficiary instructions as to the tendering or exchanging of Company Stock which is allocated to his Accounts and invested in the Company Stock Fund as well as the tendering or exchanging of Company Stock in the Company Stock Fund for which the Trustee does not receive instructions and Company Stock in the Company Stock Fund which is unallocated. Each such Participant and Beneficiary shall instruct the Trustee with respect to the tendering or exchanging of the number of such uninstructed shares and such unallocated shares of Company Stock equal to the proportion that the number of the shares of Company Stock allocated to his Accounts or bears to the total aggregate number of allocated shares of Company Stock in the Company Stock Fund for which instructions are received. The Trustee shall provide such Participants and Beneficiaries with a reasonable period of time in which they may consider any such tender or exchange offer for, or request or invitation for tenders or exchanges of, Company Stock made to the Trustee. Within the time specified by the Trustee, the Trustee shall tender or exchange such Company Stock as to which the Trustee has received instructions to tender or exchange from Participants and Beneficiaries as set forth above.
     (c) Instructions received from Participants and Beneficiaries by the Trustee regarding the voting, tendering, or exchanging of Company Stock shall be held in strictest confidence and shall not be divulged to any other person, including officers or employees of the Company, except as otherwise required by law, regulation or lawful process.
     5.5 Investment Responsibility. The Plan is intended to constitute a plan described in Section 404(c) of ERISA and DOL Regs. Section 2550.404c-1 and insofar as the Plan complies with said Section 404(c), Plan fiduciaries shall be relieved of liability for any losses which are the direct result of investment instructions given by Participants and Beneficiaries. Notwithstanding the foregoing, to the extent that Section 404(c) of ERISA is not applicable, Participants shall be named fiduciaries with respect to the investment of their Accounts.

ARTICLE VI
VALUATIONS
     6.1 Valuation of Participant’s Interest. As of each Valuation Date hereunder, the Company shall adjust each Account of each Participant to reflect any increase or decrease in net worth of the Funds hereunder since the immediately preceding Valuation Date, based on the valuation of each Fund by the Trustee and determined in the following manner:
     (a) The Trustee shall value all of the assets of each of the Funds at fair market value.
     (b) The Trustee shall then, on the basis of such valuation, and after making appropriate adjustments for contributions, distributions, withdrawals and transfers from or to the respective Funds since the immediately preceding Valuation Date, ascertain the net increase or decrease in net worth of the respective Funds which is attributable to net earnings and all profits and losses, realized and unrealized, since the immediately preceding Valuation Date.
     (c) The Trustee shall then allocate the net increase or decrease in the net worth of the respective Funds as thus determined among all Participants, inactive Participants, and Beneficiaries who have an interest in the respective Funds, separately with respect to each of such Funds, in the ratio that the balance of each subaccount maintained under such Fund immediately preceding such Valuation Date bears to the aggregate of the balances of all such accounts immediately preceding such Valuation Date, and shall credit or charge, as the case may be, each such subaccount with the amount of its allocated share.
     (d) The Trustee shall then credit to the appropriate Accounts and subaccounts of each Participant with any 401(k) Contributions, Catch-up 401(k) Contributions, and Rollover Contributions.
     (e) The Trustee shall then credit the appropriate Accounts and subaccounts of each Participant with his portion of any Matching Contributions which are allocated to him as of such Valuation Date.
     (f) The Trustee shall then credit to the appropriate Accounts and subaccounts of each Participant with his portion of any Profit Sharing Contributions which are allocated to him as of such Valuation Date.
     (g) The Company may cause any Fund to be maintained and credited to Accounts in unit values. In the event that any Fund is so maintained, the value of a Participant’s Account invested in such Fund shall be an amount equal to the then value of a unit of such Fund multiplied by the number of units then credited to such Account.

Notwithstanding the foregoing, the above valuation procedures may be modified as the Company and the Trustee deem necessary and appropriate to effect any change in recordkeeping and valuation methods.
     6.2 Finality of Trustee’s Determination. The Trustee shall have exclusive responsibility for determining the value of the assets of the Funds hereunder. The determination thereof by the Trustee shall be conclusive upon the Employers, the Company, and all Participants and Beneficiaries hereunder.
     6.3 Account Balances. For all purposes of the Plan, the balance of each Account and subaccount of a Participant as of any date shall be the balance of each such Account and subaccount after all credits and charges thereto, for and as of such date, have been made as provided in the Plan.

ARTICLE VII
LOANS AND WITHDRAWALS
     7.1 Application and Approval of Loans. Upon the application of a Participant in such form as the Company may specify, the Company may direct the Trustee to make a loan to such Participant. The application and the resulting loan must meet the terms and conditions set forth in Section 7.2 as well as any procedures, specifications, or requirements established by the Company.
     7.2 Terms and Conditions of a Loan. Each loan must comply with the following terms and conditions:
     (a) The interest rate shall be reasonable and determined in accordance with the provisions of 29 CFR ?2550.408b-1.
     (b) The term shall be no greater than five years (ten years, if for the purchase of a primary residence).
     (c) The principal of any loan shall be at least $1,000.00.
     (d) A loan shall not be made that exceeds the lesser of $50,000 (reduced by the amount, if any, of his highest outstanding loan balance in the immediately preceding 12 months) or 50 percent of the aggregate sum of the Participant’s Accounts.
     (e) A loan shall be made from a Participant’s Accounts attributable to 401(k) Contributions, Catch-up 401(k) Contributions, Rollover Contributions, and Transferred Contributions in the manner specified by the Company.
     (f) The entire unpaid principal and interest of a loan may be declared due and payable in full, at the option of the Company, if the Participant is in default for more than 30 days under any of the terms of the loan.
     (g) Loans shall be made in compliance with such other terms and conditions, including assessment of costs, as the Company may prescribe and that are not inconsistent with the terms of the Plan.
     (h) Loans shall be made available to all Participants on a reasonably equivalent basis.
     (i) Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.
     (j) In the event of default, foreclosure on the note and attachment of security shall not occur until a distributable event occurs in the Plan.

     (k) A Participant may only have two outstanding loans at any time.
     (l) In the event a loan of a Participant is in default, such Participant shall not be permitted to take another loan until the loan in default is satisfied.
     7.3 Repayment of Loan. The Trustee shall credit each payment of principal and interest to the Accounts of the Participant and allocate such repayment among the Accounts from which the loan was made and in accordance with the Participant’s most recent investment election.
     7.4 Withdrawal of Rollover Contributions. Subject to the provisions of the Code and regulations issued thereunder and in accordance with procedures prescribed by the Company, a Participant may elect to withdraw, in cash and/or Company Stock, contributions in his Rollover Contribution Account; provided, however, that such a withdrawal shall be made from such accounts in the order set forth in the procedures prescribed by the Company; and provided further, that except in the event of a withdrawal which the Company determines complies with the requirements of Section 401(k) of the Code, a withdrawal made under this Section 7.4 may be made only once in any six-month period.
     7.5 Withdrawal of 401(k) Contributions. Subject to the provisions of this Section 7.5, a Participant may file a request with the Company in the form prescribed by the Company for a withdrawal from his 401(k) Contribution Account; provided, however, that no such withdrawal shall be permitted unless the Participant has attained age 59-1/2 or it is determined that such withdrawal complies with the hardship withdrawal requirements of Section 401(k) of the Code and regulations issued thereunder; and provided further, that no such withdrawal shall exceed an amount equal to:
     (a) the aggregate balances of his 401(k) Contribution Account attributable to 401(k) Contributions and Catch-up 401(k) Contributions, or
     (b) in the case of a hardship withdrawal, if less, the amount required to meet the need for which the withdrawal is requested.

Notwithstanding the foregoing, in the event that a Participant is deemed to be eligible for withdrawal under the provisions of this Section 7.5, a withdrawal of the entire balance of his Accounts attributable to Rollover Contributions shall be made prior to any withdrawal of 401(k) Contributions or Catch-up 401(k) Contributions under this Section 7.5. Any amount withdrawn by a Participant in accordance with the provisions of this Section 7.5 shall be made from his Accounts attributable to 401(k) Contributions and Catch-up 401(k) Contributions in the order set forth in procedures established by the Company, first from contributions and then, if applicable, from the earnings thereon. In the event a Participant withdraws any portion of his Accounts attributable to 401(k) Contributions or Catch-up 401(k) Contributions under circumstances which satisfy the hardship withdrawal requirements of Section 401(k) of the Code, he must first elect to receive dividends on Company Stock pursuant to the provisions of Section 11.8, in accordance with procedures established by the Company and he shall not be able to make 401(k) Contributions or Catch-up 401(k) Contributions for six months from the date of such withdrawal. Notwithstanding the foregoing provisions, a withdrawal shall be deemed to be a hardship withdrawal only if made for one of the following reasons:
     (a) the payment of expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Participant, or the Participant’s spouse or dependents;
     (b) the purchase (excluding mortgage payments) of a principal residence for the Participant;
     (c) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children or dependents;
     (d) to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence; or
     (e) to aid a Participant who is in the process of bankruptcy proceedings.

ARTICLE VIII
TERMINATION OF PARTICIPATION AND DISTRIBUTION
     8.1 Termination of Participation. Each Participant shall cease to be an active Participant hereunder upon his Settlement Date which shall be the first of the dates to occur hereinafter set forth:
     (a) the date such Participant’s employment with an Employer or an Affiliate is terminated due to physical or mental disability that prevents continued service with such Employer or Affiliate, as determined by the Company upon the basis of a written certificate of a physician selected by it;
     (b) the date such Participant’s employment with an Employer or an Affiliate is terminated because of the death of such Participant; or
     (c) the date such Participant’s employment with an Employer or an Affiliate is terminated under any other circumstances.
Notwithstanding any other provision of the Plan to the contrary, a Participant’s right to receive distribution of the balance of each of his Accounts as of his Settlement Date, in accordance with the provisions of this Article VIII, shall be fully vested and nonforfeitable upon attainment of Normal Retirement Age.
     8.2 Vesting. Any Participant whose employment terminates in accordance with paragraph (a) or (b) of Section 8.1 shall be fully vested in the balance of each of his Accounts. Subject to the provisions set forth in this Section 8.2 after the schedules, a Participant whose employment terminates in accordance with paragraph (d) of Section 8.1 prior to attainment of age 65 shall be vested in the balance of his Matching Contribution Account and his Profit Sharing Contribution Account in accordance with the schedules applicable to him set forth below:

Profit Sharing Contribution
Vesting Schedule

Years of Service	Vested Percentage
Less than one	0%
One but less than two	25%
Two but less than three	50%
Three but less than four	75%
Four or more	100%
Matching Contribution Vesting
Schedule

Years of Service	Vested Percentage
Less than one	0%
One but less than two	25%
Two but less than three	50%
Three but less than four	75%
Four or more	100%
Any unvested portion of such Accounts shall be governed by the provisions of Section 8.8. Notwithstanding any other provision of the Plan to the contrary, any individual who becomes an inactive Participant due to the merger of another tax-qualified defined contribution plan into the Plan and who is not employed by an Employer or an Affiliate at the time of such merger shall be vested in his Accounts pursuant to the vesting schedule applicable to him under such other tax-qualified defined contribution plan at the time of such merger. Furthermore, any dividends paid with respect to Company Stock held in the Company Stock Fund which are either reinvested in the Company Stock Fund or paid to Participants, pursuant to the elections (or deemed elections) of Participants under Section 414(k) of the Code, shall be fully vested in such Participants. In addition, notwithstanding any other provision of the Plan to the contrary, the portion of Matching Contributions for any Plan Year which is allocated to the Account of each Participant who is not an HCE and which is equal to the average percentage, if any, (rounded up to the nearest 1/10th of one percent) of all such Participants’ Compensation that will permit the ADP Test to be met, shall, at the election of the Company, be 100% vested in each such Participant.

     8.3 Election of Former Vesting Schedule. In the event the Company adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s nonforfeitable interest in his Accounts attributable to Matching Contributions and Profit Sharing Contributions, any Participant with three or more Years of Service shall have a right to have his nonforfeitable interest in such Accounts continue to be determined under the vesting schedule in effect prior to such amendment rather than under the new vesting schedule, unless the nonforfeitable interest of such Participant in such Accounts under the Plan, as amended, at any time is not less than such interest determined without regard to such amendment. A Participant shall exercise such right by giving written notice of his exercise thereof to the Company within 60 days after the latest of (i) the date he received notice of such amendment from the Company, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing provisions of this Section 8.3, the vested interest of each Participant on the effective date of such amendment shall not be less than his vested interest under the Plan as in effect immediately prior to the effective date thereof.
     8.4 Distribution. Except as otherwise set forth below with respect to certain Accounts, the Company shall direct the Trustee to make distribution to or for the benefit of a Participant, who incurs a Settlement Date pursuant to the provisions of Section 8.1, from his interest under the Plan which, on any date, shall be equal to the vested balance of his Accounts as of such date. Such distribution shall be made in a single lump-sum payment or installment payments payable to such Participant or if applicable, his Beneficiary at such time and manner as set forth in procedures adopted by the Company. Subject to the provisions of Sections 8.11 and 8.12, distribution hereunder shall be made or commenced as soon as reasonably practicable after such Participant’s Settlement Date at the Participant’s election. In the event such Participant fails to consent to such distribution or fails to elect to receive distribution, such failure shall be deemed to be an election to defer the payment of his Accounts and payment of his Accounts shall not occur until the earlier of the receipt of his application for distribution or his Mandatory Distribution Date.

Notwithstanding the foregoing, unless the Participant otherwise elects (or is deemed to elect otherwise because the present value of such Participant’s Accounts, exceeds $5,000 or such higher amount permitted under Section 417(e) of the Code) and fails to consent to a distribution while a benefit is immediately distributable within the meaning of Treasury Regulations, payment of benefits under the Plan to such Participant shall be made only if the Participant consents in writing to such distribution not more than 90 days before commencement of distribution. For purposes of the foregoing sentence, the involuntary distribution of the value of the Accounts of a Participant of $5,000 or less shall be determined without regard to that portion of such Accounts that is attributable to Rollover Contributions (and earnings allocable thereto) pursuant to Section 411(a)(11) of the Code. However, after March 28, 2005, if a mandatory distribution in excess of $1,000 is to be made to a Participant pursuant to the foregoing provisions of this Section 8.4 and such Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan pursuant to the provisions of Section 8.12 or directly to him, the Plan Administrator shall cause such distribution to be paid in a direct rollover to an Individual Retirement Plan designated by the Plan Administrator pursuant to the provisions of DOL Reg. Section 2550.404a-2. For purposes of this Section 8.4, the term “Individual Retirement Plan” shall mean an individual retirement account or an individual retirement annuity as described in Section 408(a) and (b), respectively, of the Code.
     8.5 Form of Distribution. All distributions under the provisions of this Article VIII made to a Participant or to a Beneficiary shall be made in cash unless the Participant or Beneficiary elects to receive any interest of his Accounts invested in the Company Stock Fund in the form of Company Stock.

     8.6 Restriction on Alienation. Except as provided in Sections 401(a)(13)(B) and 414(p) of the Code relating to qualified domestic relations orders, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process. No person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.
     8.7 Disposition of Forfeited Balances. Whenever a distribution is made with respect to a former Participant of his vested interest in his Matching Contribution Account and Profit Sharing Contribution Account in accordance with the provisions of Sections 8.2 and 8.5, that portion of the balance of his Matching Contribution Account and his Profit Sharing Contribution Account which is not distributed to him shall be governed by the following provisions.
(a)	The unvested portion of such a Participant’s Matching Contribution Account and Profit Sharing Contribution Account shall be forfeited at the earlier of the following:
(i)	the date on which the Participant’s entire vested interest in his Accounts is distributed in a single sum or is considered distributed under paragraph (c) below; or
(ii)	the end of the fifth consecutive Break in Service.
(b)	Forfeitures from Matching Contributions Accounts and Profit Sharing Contribution Accounts shall be applied to the next Matching Contribution obligation of the Employers.
(c)	A zero vested balance of a Participant in an Account (without regard to any subaccount attributable to dividends on Company Stock in the Company Stock Fund) shall be treated as though it were distributed immediately when employment terminates.
(d)	If a Participant is reemployed prior to five consecutive Breaks in Service but after a forfeiture under paragraph (a) above because of an imputed or full distribution, the forfeited amount, unadjusted for interim gains or losses, shall be subject to restoration under paragraphs (f) and (g). No restoration shall occur, if reemployment occurs after five consecutive Breaks in Service or repayment does not occur under paragraph (g).

(e)	If a Participant who is not 100% vested in his Matching Contribution Account and his Profit Sharing Contribution Account (without regard to any subaccount attributable to dividends on Company Stock in the Company Stock Fund), receives a distribution of the vested portion of his Matching Contribution Account and his Profit Sharing Contribution Account prior to incurring five consecutive Breaks in Service with the exception of distributions under paragraph (a)(i) or (c) above, the vested portion of his Matching Contribution Account and his Profit Sharing Contribution Account at any time prior to five consecutive Breaks in Service shall not be less than an amount (X) determined in the following manner: X = P(AB + D) — D. For purposes hereof, P is the vested percentage at the relevant time; AB is the balance of the Matching Contribution Account and his Profit Sharing Contribution Account at the relevant time; and D is the amount of distributions.
(f)	An amount subject to restoration under paragraph (d) shall be credited to the Participant’s Matching Contribution Account and his Profit Sharing Contribution Account upon reemployment and shall be made from the assets of a special contribution of the Company which shall not constitute an “annual addition” within the meaning of Section 415 of the Code.
(g)	A reemployed Participant who is rehired under the conditions set forth in paragraph (d) may repay the full amount previously distributed from his partially vested Matching Contribution Account and his Profit Sharing Contribution Account as follows:
(1)	Repayment shall be made in a single sum.
(2)	Repayment may only be made while the Participant remains employed and may not be made later than five years after reemployment.
(3)	Repayment cannot be made in whole or in part by rollover from another plan or individual retirement account.
     8.8 Buy Back of Forfeited Amounts. A Participant who incurs a forfeiture pursuant to the provisions of Section 8.2 and 8.7 shall have such forfeited amounts recredited to his Accounts upon his subsequent resumption of employment covered under the Plan, without adjustment for interim gains or losses experienced by the Fund or Funds, provided that he repays to the Plan the full amount of any distribution attributable to Matching Contributions and Profit Sharing Contributions that he received as a result of his prior Settlement Date (with the exception of any dividends in Company Stock in the Company Stock Fund that he elected to receive under Section

11.8), and provided further, that such repayment occurs no later than the earlier of the fifth anniversary of the end of the Plan Year in which his Break in Service occurred or the earliest other date permitted by legislation, ruling, or regulation. Funds required in any Plan Year to recredit the Accounts of a reemployed Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall be made by way of a special Plan contribution by the Employers. In the event of any such repayment and subsequent recrediting of a prior forfeiture, the portion of such amount replacing Matching Contributions and Profit Sharing Contributions shall be credited to the Accounts of the Participant currently applicable to the Matching Contributions and Profit Sharing Contributions of such Participant.
     8.9 Distribution to Other Qualified Plans. In the event a former Participant whose interest in the Plan has not been fully distributed becomes an active participant in a plan qualified under Section 401(a) of the Code (including a self-employed retirement plan which is exempt from tax under Section 501(a) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified bond purchase plan described in Section 405(a) of the Code, or an eligible deferred compensation plan described in Section 457(b) of the Code that separately accounts for amounts transferred into such plan from eligible retirement plans not described in Section 457(b) of the Code or an annuity contract described in Section 403(b) of the Code), the Company may direct the Trustee to transfer the amount of such former Participant’s interest in the Plan to any such plan provided that the plan to receive such transfer authorizes acceptance of such transfer and provides that assets transferred shall be held in a separate account, and that the assets transferred shall not be subject to any forfeiture provisions.
     8.10 Facility of Payment. In the event that it shall be found that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Company, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Company. Any such payment shall be charged to the Accounts from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor.
     8.11 Mandatory Distributions. Notwithstanding any provision in the Plan to the contrary, all distributions required under this Article VIII shall be subject to the final and temporary regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of such final and temporary regulations. Accordingly, the entire interest of a Participant in his Account must be distributed or must begin to be distributed no later than the Participant’s Mandatory Distribution Date. A Participant’s Mandatory Distribution Date shall be the date determined under paragraph (a) or the date determined under paragraph (b), whichever is earlier:
(a)	unless the Participant elects otherwise, the 60th day after the end of the Plan Year in which the latest of the following dates occurs: (i) the Participant’s normal retirement date, (ii) the tenth anniversary of the date on which the Participant first became a Participant and (iii) the date of the Participant’s retirement or other termination of employment; or
(b)	the April 1 following the calendar year in which the later of the following applicable dates occurs: (i) the date on which the Participant attains age 70-1/2, or (ii) the date on which the Participant retires (except for a Participant who is a 5% owner, as defined in Section 416(i)(1)(B)(i) of the Code, the date determined under this paragraph (b) shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, without regard to the date of the Participant’s retirement).
In the event that a Participant dies before the Participant’s Mandatory Distribution Date and before distributions have begun, distribution of his Accounts is to be made in a single sum, and must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. Notwithstanding any other provision of the Plan to the contrary with respect to distributions under the Plan, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) of the Code that were published in the Federal Register on April 17, 2002 with respect to determining required minimum distributions for calendar years beginning on or after January 1, 2003.
     8.12 Eligible Rollover Distributions. Each Participant and Beneficiary who receives an Eligible Rollover Distribution may elect in the time and in a manner prescribed by the Company to receive all or any portion of such Eligible Rollover Distribution for transfer to an Eligible Retirement Plan; provided, however, that only one such transfer may be made with respect to a Eligible Rollover Distribution to an Eligible Retirement Plan. Notwithstanding the foregoing, the Participant may elect, after receiving the notice required under Section 402(f) of the Code, to receive such Eligible Rollover Distribution prior to the expiration of the 30-day period beginning on the date such Participant is issued such notice; provided that the Participant or beneficiary is permitted to consider his decision for at least 30 days and is advised of such right in writing.
     8.13 Lost Participants. In the event that the Plan Administrator is unable to locate any Participant or Beneficiary whose Account becomes distributable under the provisions of Article VIII or IX (“Lost Participant”), the Plan Administrator shall apply the provisions of this Section 8.13.
          (a) Attempt to Locate. The Plan Administrator shall utilize one or more of the following methods to attempt to locate a Lost Participant: (1) provide a distribution notice to the Lost Participant at his/her last known address by certified or registered mail; (2) use of the IRS letter forwarding program under Rev. Proc. 94-22; (3) use of a commercial locator service, the internet or other general search method; or (4) use of the Social Security Administration search program.
          (b) Failure to Locate. If a Lost Participant remains unlocated for 6 months following the date of the Plan Administrator first attempts to locate the Lost Participant using one or more of the methods described above, the Plan Administrator may forfeit the Lost Participant’s Account. If the Plan Administrator forfeits the Lost Participant’s Account, the forfeiture shall occur at the end of the above-described 6 month period and the Plan Administrator shall allocate the forfeiture in accordance with Section 8.7. If a Lost Participant whose Account was forfeited thereafter at any time but before the Plan has been terminated makes a claim for his/her forfeited Account, the Plan Administrator shall restore the forfeited Account to the same dollar amount as the amount forfeited, unadjusted for net income, gains or losses occurring subsequent to the forfeiture. The Plan Administrator shall make the restoration in the Plan Year in which the Lost Participant makes the claim, first from the amount, if any, of prior forfeitures for the Plan Year, and then from a special Plan contribution by the Employers for the Plan Year. The Plan Administrator shall distribute the restored Account to the Lost Participant no later than 60 days after the close of the Plan Year in which the Plan Administrator restores the forfeited Account.
          (c) Nonexclusivity and Uniformity. The provisions of this Section 8.13 are intended to provide permissible but not exclusive means for the Plan Administrator to administer the Accounts of Lost Participants. The Plan Administrator may utilize any other reasonable method to locate Lost Participants and to administer the Accounts of Lost Participants, including the default rollover and such other methods as the Internal Revenue Service or the U.S. Department of Labor (“DOL”) may permit. The Plan Administrator shall apply this Section 8.13 in a reasonable, uniform and nondiscriminatory manner, but may in determining a specific course of action as to a particular Account, reasonably take into account differing circumstances such as the amount of a Lost Participant’s Account, the expense in attempting to locate a Lost Participant, the Plan Administrator’s ability to establish and the expense of establishing a rollover IRA, and other factors. The Plan Administrator may charge to the Account of a Lost Participant the reasonable expenses incurred under this Section 8.13 and which are associated with the Lost Participant’s Account.
     8.14 Securities Act Section 16 Procedures. Notwithstanding any other provision of the Plan to the contrary, the procedures established for the Company and its Affiliates in conjunction with rules promulgated by the Securities and Exchange Commission under Section 16 of the Securities Act with respect to transactions involving Company Stock held for the benefit of an Officer under the Plan, including the election, suspension, transfer, withdrawal, investment, and distribution thereof, shall be applicable to any Officer who participates in the Plan; provided, however, that such procedures shall not be administered in a manner that is discriminatory in favor of Officers.

ARTICLE IX
BENEFICIARIES
      9.1 Designation of Beneficiary. In the event of the death of a Participant prior to distribution in full of his interest under the Plan, his spouse, if any, of shall be his Beneficiary and receive distribution of his remaining interest pursuant to the provisions of Sections 8.3 and 8.12; provided, however, that a Participant may designate a person or persons other than his spouse as his Beneficiary if the requirements of Section 9.3 are met.
      9.2 Beneficiary in the Absence of Designated Beneficiary. If a Participant who dies does not have a surviving spouse and if no Beneficiary has been designated pursuant to the provisions of Section 9.1, or if no Beneficiary survives such Participant, then the Beneficiary shall be the estate of such Participant. If any Beneficiary designated pursuant to Section 9.1 dies after becoming entitled to receive distribution hereunder and before such distributions are made in full, and if no other person or persons have been designated to receive the balance of such distributions upon the happening of such contingency, the estate of such deceased Beneficiary shall become the Beneficiary as to such balance.
      9.3 Spousal Consent to Beneficiary Designation. In the event a Participant is married, any Beneficiary designation, other than a designation of his spouse as Beneficiary, shall be effective only if his spouse consents in writing thereto and such consent acknowledges the effect of such action and is witnessed by a notary public or a Plan representative, unless such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder.

ARTICLE X
ADMINISTRATION
      10.1 Authority of the Company. The Company shall have the authority and the power to perform the functions conferred upon it herein, subject to the limitations hereinafter set forth. The Company shall have the sole right to interpret and construe the Plan, to determine any disputes arising thereunder, subject to the provisions of Section 10.3, and to take all necessary actions it may deem necessary or advisable to correct any administrative error. The decisions of the Company shall be upon all affected parties. In exercising such powers and authorities, the Company shall at all times exercise good faith, apply standards of uniform application, and refrain from arbitrary action. The Company may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Company, in its discretion, may also engage a third party recordkeeper or service provider to perform certain administrative duties and functions with respect to the Plan. The Company is hereby designated as a “named fiduciary” of the Plan as such term is defined in Section 402(a)(2) of ERISA.
      10.2 Actions of the Company. Any act authorized, permitted, or required to be taken by the Company under the Plan, which has not been delegated in accordance with Section 10.1, may be taken by a majority of the members of the Board of Directors of the Company, either by vote at a meeting, or in writing without a meeting. All notices, advices, directions, certifications, approvals, and instructions required or authorized to be given by the Company under the Plan shall be in writing and signed by either (i) a majority of the members of the Board of Directors of the Company, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) a person who becomes authorized to act for the Company in accordance with the provisions of Section 10.1. Subject to the provisions of Section 10.3, any action taken by the Company which is authorized, permitted, or required under the Plan shall be final and binding upon the Company and the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Company or the Trustee.
      10.3 Claims Review Procedure. Whenever the Company decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (hereinafter referred to as the “Claimant”), the Plan Administrator shall transmit to the Claimant a written notice of the Company’s decision, which shall be written in a manner calculated to be understood by the Claimant and contain (i) a statement of the specific reasons for the denial of the claim; (ii) specific references to the pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such materials or information is necessary; and (iv) an explanation of the Plan’s claim review procedures including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review. If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial 90 day period. In no event shall such extension exceed 90 days. In the event a claim for benefits is denied or if the claimant has had no response to such claim within 90 days of its submission (in which case the claim for benefits shall be deemed to have been denied), the claimant or his duly authorized representative, at the claimant’s sole expense, may appeal the denial to the Plan Administrator within the earlier of 60 days of the receipt of written notice of denial or 60 days from the date such claim is deemed to be denied. In pursuing such appeal the claimant or his duly authorized representative:
          (a) may request in writing that the Plan Administrator review the denial;
          (b) may review pertinent documents; and
          (c) may submit issues and comments in writing.
The decision on review shall be made within 60 days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original 60 day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which such denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.
      10.4 Indemnification. In addition to whatever rights of indemnification the members of the Board of Directors of the Company, or any other person or persons to whom any power, authority, or responsibility of the Company is delegated pursuant to Section 10.1, may be entitled under the articles of incorporation, regulations, or by-laws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith.
      10.5 Qualified Domestic Relations Orders. The Company shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder. Notwithstanding any other provision of the Plan to the contrary, distributions to an alternate payee under a qualified domestic relations order shall be made as soon as administratively practicable after the determination of the status of the order as a qualified domestic relations order, regardless of whether the Participant has reached the “earliest retirement age” under the Plan, as defined in Section 414(p)(4)(B) of the Code.
      10.6 Administrative Expenses. Each Fund shall be charged with the administrative expenses, investment transfer fees, brokerage fees, transfer taxes and other expenses incurred in connection with the sale, purchase and management of the assets of the Fund. Except as specifically provided herein, the fees of the Trustee and all other administrative expenses of the Plan and Trust shall be paid by the Trustee from the assets of the Trust unless the Company, in its discretion, elects to pay any such fees and/or expenses. Effective as of May 1, 2005, the reasonable expenses relating to a determination regarding the qualified status of a domestic relations order under Section 414(p) of the Code the cost relating to the establishment of any separate fund pursuant to a qualified domestic relations order, and the costs relating to benefit distributions pursuant to a qualified domestic relations order, may be charged to the Account the affected Participant and any Account of an alternate payee in accordance with procedures specified by the Company.

ARTICLE XI
THE APPLIED ESOP
      11.1 Purpose. The Applied ESOP, which is part of the Plan and consists of the Company Stock Fund, is intended to be an employee stock ownership plan under Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA and shall be comprised of the Company Stock Fund. The Applied ESOP is established and maintained to enable Participants to share in the growth and prosperity of the Company and to provide such Participants with an additional opportunity to accumulate capital for their future economic security.
      11.2 Suspense Fund. The Trustee shall establish a subfund, herein referred to as the Suspense Fund, to hold and administer any Company Stock which is purchased with the proceeds of an Exempt Loan made to the Trustee for purposes of the Applied ESOP and which is subject to recourse for the payment of such Exempt Loan. In the event more than one class of Company Stock is held in the Suspense Fund, any release thereof shall be made on a pro rata basis as shall allocations thereof to the Accounts of Participants.
      11.3 Exempt Loans. The Trustee may finance or refinance the acquisition of Company Stock for purposes of the Applied ESOP through Exempt Loans. An installment obligation incurred in connection with the purchase of Company Stock shall constitute an Exempt Loan and shall be for a specific term, bear a reasonable rate of interest, and shall not be payable on demand except in the event of default. An Exempt Loan may be secured by a collateral pledge of the shares of Company Stock so acquired. Any such pledged Company Stock shall be placed in the Suspense Fund. No other Plan assets may be pledged as collateral for an Exempt Loan, and no lender shall have recourse against the Plan other than the Company Stock held in the Suspense Fund. All Exempt Loans which are made or guaranteed by a disqualified person must satisfy all requirements applicable to exempt loans set forth in Treas. Reg. Section 54.4975-7(b) and Dept. of Labor Reg. Section 2550.408b-3. Any pledge of Company Stock must provide for the release of shares so pledged on a pro rata basis in accordance with the provisions of Treas. Reg. Section

54.4975-7(b)(8) as the Exempt Loan is repaid by the Trustee and shares of Company Stock are allocated to Accounts of Participants as provided in the Plan. Repayments of principal and interest on any Exempt Loan shall be made by the Trustee only from Matching Contributions, from earnings attributable to such Matching Contributions, from any cash dividends received by the Trustee on Company Stock held in the Suspense Fund, and from the proceeds of another Exempt Loan. Notwithstanding the previous sentence, the Trustee may, upon termination of the Plan, sell shares of Company Stock that have been acquired pursuant to this Section 11.3 and that are held in the Suspense Fund as of the date of the termination of the Plan, and use the proceeds thereof to repay the Exempt Loan.
      11.4 Limitation on Allocations of Employer Contributions. Notwithstanding any other provision of the Plan to the contrary, Company Stock held in the Suspense Fund shall be allocated to the Accounts of Participants as payments of principal and interest on an Exempt Loan are made by the Trustee pursuant to the provisions of Section 11.5 within the Plan Year for which such payments are made by the Trustee. Company Stock which is released from the Suspense Fund shall be allocated to the appropriate Account of each eligible Participant only as needed to provide Matching Contributions pursuant to Section 3.3. The number of shares of Company Stock to be released from the Suspense Fund for allocation to such Accounts shall be calculated in accordance with Treas. Reg. Section 54.4975-7(b)(8). Principal and interest payable under an Exempt Loan shall be satisfied out of (i) earnings attributable to Company Stock purchased with the proceeds of the Exempt Loan, (ii) earnings attributable to the investment of Matching Contributions, and (iii) Matching Contributions (other than contributions of Company Stock) that are made hereunder for purposes of being applied by the Trustee to satisfy its obligations under the Exempt Loan; provided, however, that the payments made under the Exempt Loan by the Trustee during any Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during the Plan Year and prior Plan Years minus payments made under the Exempt Loan in such Plan Years. Matching Contributions and earnings that may be used by the Trustee to make payments under the

Exempt Loan shall be accounted for separately in the books and records of the Trustee until the Exempt Loan is repaid in full. Notwithstanding any provision contained herein to the contrary, all Matching Contributions (except contributions of Company Stock) made hereunder during the term of an Exempt Loan shall be deemed to be made for the purpose of being used (after earnings described in clauses (i) and (ii) are first used) by the Trustee to satisfy its obligations under the Exempt Loan. Matching Contributions which are not utilized by the Trustee to pay principal and interest of an Exempt Loan shall be allocated to the applicable Separate Account of eligible Participants pursuant to Section 11.5.
      11.5 Allocations of Matching Contributions from the Applied ESOP. Matching Contributions allocated and credited to each Participant’s Accounts in the form of Company Stock that is released from the Suspense Fund shall be allocated to such Participant’s Accounts by multiplying the number of shares of Company Stock so released for any Plan Year quarter by a fraction the numerator of which is the Participant’s allocated share of Matching Contributions for such quarter and denominator of which is the aggregate of all Participants’ allocated shares of Matching Contributions for such quarter. In the event the amount of Matching Contributions for any quarter exceeds the amount attributable to the released shares, such excess contributions shall be used to purchase Company Stock in the market. Such Company Stock shall then be allocated to Participants’ Accounts by multiplying the number of shares of Company Stock so purchased for any Plan Year quarter by a fraction the numerator of which is the Participant’s allocated share of Matching Contributions for such Plan Year quarter and the denominator of which is the aggregate of all Participants’ allocated shares of Matching Contributions and all Participants’ for such quarter. In the event the dividends on Company Stock held in Participants’ Accounts are used to make payments of principal and/or interest on an Exempt Loan pursuant to the provisions of 11.3, Company Stock released from the Suspense Fund as a result thereof shall be allocated to such Participants’ Accounts in such a manner that the aggregate fair market value of the Company Stock so allocated is not less than the amount of the dividends that would have otherwise been allocated to such Accounts.
      11.6 Transfer of Matching Contributions from the Applied ESOP. Any Participant in the Applied ESOP who has attained age 55 as of the last day of a Plan Year and who has participated in the Plan for at least ten years, shall have the right to elect to have up to 25 percent of his Matching Contribution Account invested in the Company Stock Fund transferred to the other Funds for investment thereunder once in any calendar year in accordance with procedures prescribed by the Company; provided, however, that upon attainment of age 60, any Participant, may elect to transfer any portion, up to 100 percent, of his Matching Contribution Account invested in the Company Stock Fund to other Funds once in any calendar year in accordance with the procedures prescribed by the Company.
      11.7 Restrictions on Company Stock. No Company Stock shall be subject to a put, call, or other option, or any buy-sell arrangement while held by and when distributed from the Applied ESOP, whether or not an employee stock ownership plan at such time.
      11.8 Distributions of Dividends from the Applied ESOP. Notwithstanding any other provision of the Plan to the contrary, any cash dividends paid with respect to Company Stock held in the Company Stock Fund allocated to a Participant’s Accounts which are part of the Applied ESOP may be, as determined in accordance with procedures adopted by the Company, (i) paid to such Participant in a manner determined by the Company, (ii) paid to the Trustee for reinvestment in Company Stock at the election of each such Participant, or (iii) retained by the Trustee, in accordance with the provisions of Section 404(k)(2) of the Code.

ARTICLE XII
AMENDMENT AND TERMINATION
      12.1 Amendment. Subject to the provisions of Section 12.2, the Company may at any time and from time to time, amend the Plan by resolution or written action of its Board of Directors or by action of a committee to which such authority has been delegated by the Board of Directors. Any such amendment of the Plan shall be in writing and signed by individuals authorized by the Board of Directors or its delegates.
      12.2 Limitation of Amendment. The Company shall make no amendment to the Plan which shall result in the forfeiture or reduction of the interest of any Participant or person claiming under or through any one or more of them pursuant to the Plan; provided, however, that nothing herein contained shall restrict the right to amend the provisions hereof relating to the administration of the Plan and Trust. Moreover, no amendment shall be made hereunder which shall permit any part of the Trust property to revert to any Employer or be used for or be diverted to purposes other than the exclusive benefit of Participants and persons claiming under or through them pursuant to the Plan.
      12.3 Termination. The Company reserves the right, by action of its Board of Directors, to terminate the Plan as to all Employers at any time, which termination shall become effective upon notice in writing to the Trustee (the effective date of such termination being hereinafter referred to as the “termination date”). The Plan shall terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers. In the event of the termination of the Plan, written notice thereof shall be given to all Participants and Beneficiaries having an interest under the Plan, and to the Trustee. Upon any such termination of the Plan, the Trustee and the Company shall take the following actions for the benefit of Participants, and Beneficiaries:
     (a) As of the termination date, the Trustee shall value the Funds hereunder and the Company shall adjust all accounts in the manner provided in Section 6.1. The termination date shall become a Valuation Date for purposes of Article VI. In determining the net worth of the Funds hereunder, the

Trustee shall include as a liability such amounts as in its judgment shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the Trust property, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.
     (b) The Trustee, upon instructions from the Company, shall then segregate and, subject to applicable provisions of the Code relating to the distribution of 401(k) Contributions, distribute an amount equal to the entire interest of each Participant in the Funds to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Section 8.4.
Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the interest of each Participant and Beneficiary shall become fully vested and nonforfeitable; and, if there is a partial termination of the Plan, the interest of each Participant and Beneficiary who is affected by such partial termination shall become fully vested and nonforfeitable.
      12.4 Withdrawal of an Employer. An Employer other than the Company may, by action of its Board of Directors, withdraw from the Plan, such withdrawal to be effective upon notice in writing to the Company (the effective date of such withdrawal being hereinafter referred to as the “withdrawal date”), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or in the event it ceases to be an Affiliate.
      12.5 Effect of Plan Termination. Notwithstanding any other provision of the Plan to the contrary, any termination of the Plan shall terminate the liability of an Employer to make further Employer Contributions hereunder.
      12.6 Corporate Reorganization. The merger, consolidation, or liquidation of the Company or any Employer with or into the Company or any other Employer shall not constitute a termination of the Plan as to the Company or such Employer.
      12.7 Discontinuance of Coverage. As of the applicable effective date set forth below, coverage under the Plan is closed to any individual employed by a specified Employer listed below and thereafter no such individual shall become covered by the Plan. Moreover, as of the date indicated below, assets and liabilities attributable to the Accounts of Participants employed by such Employer shall be transferred from the Plan to the tax-qualified defined contribution plan listed below as a Transferee Plan to be held, administered, and governed thereunder.

Effective Date of
Cessation of
Employer	Coverage	Transferee Plan	Transfer Date

Dixie Bearings Incorporated — Aircraft Distribution Center	August 19, 1996	Aviation Sales Company 401(k) Plan	October 2, 1996

ARTICLE XIII
ADOPTION BY SUBSIDIARIES; EXTENSION
TO NEW BUSINESS OPERATIONS
      Any Affiliate which at the time is not an Employer may, with the consent of the Company, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed pursuant to the authority of its Board of Directors and to be filed with the Company.

ARTICLE XIV
MISCELLANEOUS PROVISIONS
      14.1 No Commitment as to Employment. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Employee hereunder to continue his employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment or rate of compensation of any Employee hereunder for any period.
      14.2 Benefits. Nothing in the Plan shall be construed to confer any right or claim upon any person other than the parties hereto, Participants, and Beneficiaries.
      14.3 No Guarantees. Neither any Employer, including the Company, nor the Trustee guarantees the Trust from loss or depreciation, nor the payment of any amount which may become due to any person hereunder.
      14.4 Precedent. Except as otherwise specifically provided, no action taken in accordance with the terms of the Plan, by an Employer or the Company shall be construed or relied upon as a precedent for similar action under similar circumstances.
      14.5 Duty to Furnish Information. Each of the Employers, the Company, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that any other reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

      14.6 Merger, Consolidation or Transfer of Plan Assets. The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).
      14.7 Addendum. Addenda shall for all purposes constitute part of the Plan and, in the event of conflict with any other provision of the Plan, shall control. Moreover, in the event that it is deemed necessary to accommodate any transition of coverage under other benefit plans to coverage under the Plan with respect to certain groups of Employees, an Addendum setting forth special overriding provisions applicable to such Employees may be added to the Plan.
      14.8 Internal Revenue Service Determination. Notwithstanding any other provision of the Plan to the contrary, each contribution of the Employer made to the Trust Fund is conditioned upon the requirement that the amount of the contribution shall be deductible under Section 404 of the Code. In the event that any contribution, or portion thereof, is disallowed such contribution or portion shall be returned by the Trustee to the Employer, if demand therefor is made by the Employer within one year of the date of such disallowance.
      14.9 Compliance With USERRA. Notwithstanding any other provision of the Plan to the contrary, effective as of December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

      14.10 Governing Law. The Plan shall be construed and interpreted in accordance with the laws of the State of Ohio.
* * *
          Adopted at Cleveland, Ohio, as of March 1, 2003.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
By:
Title:

APPENDIX A
NON-DISCRIMINATION RULES
      1.01 Compliance with Section 401(k) of the Code. Notwithstanding any other provision of the Plan to the contrary, the Company shall take such action as it deems appropriate to limit the amount of 401(k) Contributions and Matching Contributions made on behalf of Highly-Compensated Employees for a Plan Year to the extent necessary to ensure that the actual deferral percentage requirement and the average contribution percentage requirement and the average contribution percentage requirement under Sections 401(k) and 401(m) of the Code, respectively, are not exceeded. The provisions of this Appendix A shall be interpreted, applied, and to the extent necessary, deemed modified without formal amendment thereto so as to satisfy solely the minimum requirements of Section 401(k) of the Code.
      1.02 Contribution Limitation Definitions. For purposes of this Appendix A, the following terms are defined as follows:
(a)	The term “ADP Test” shall mean the test set forth in Section 401(k)(3) of the Code that limits the ADP of the HCE Group for a Plan Year to an amount based on the ADP of the NHCE Group for the prior Plan Year.

(b)	The term “Average Deferral Percentage” or “ADP” shall mean the Average Percentage calculated to the nearest 1/100th of one percent for the HCE Group and the NHCE Group using Deferrals allocated to Participants as of a date within the Plan Year.

(c)	The term “Average Percentage” shall mean the average of the calculated percentages for each Participant within the specified group. The calculated percentage refers to either the Deferrals made on the Participant’s behalf for the Plan Year divided by his or her Compensation for such year.

(d)	The term “Contribution Dollar Limit” shall mean the annual limit placed on each Participant’s 401(k) Contributions, which shall be the dollar amount specified in Section 402(g)(i) of the Code (as indexed prior to December 31, 2001, for cost of living adjustments, pursuant to Sections 402(g)(5) and 415(d) of the Code).

(e)	The term “Deferrals” shall include 401(k) Contributions, but shall exclude 401(k) Contributions made on behalf of an NHCE in excess of the Contribution Dollar Limit.

(f)	The term “HCE” shall mean a Highly Compensated Employee.

(g)	The term “NHCE” shall mean an Employee who is not a Highly Compensated Employee.

(h)	The terms “HCE Group” and “NHCE Group” shall mean, with respect to the Employer and Affiliates, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, but subject to the following:
(i)	If the Related Plans are subject to the ADP, and are considered as one plan for purposes of Sections 401(a)(4) or 410(b) of the Code, all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP; provided, however, that, for Plan Years beginning after December 31, 1989, plans may only be aggregated if they have the same Plan Year.

(ii)	If a HCE is covered by more than one cash or deferred arrangement under the Related Plans, all such plans (other than plans that are not required to be aggregated under Treasury Regulation Section 1.401(k)-1(g)(1)(ii)(B)) shall be aggregated and treated as one plan for purposes of calculating the separate percentage for such HCE which is used in the determination of the Average Percentage.
(i)	The term “Related Plan” shall mean (a) with respect to Section 415 of the Code, any other defined contribution plan or a defined benefit plan (as defined in Section 415(k) of the Code) maintained by an Affiliate, and (b) with respect to Section 401(k) and 401(m) of the Code, any plan or plans maintained by a Related Corporation which is treated with the Plan as a single plan for purposes of Section 401(a)(4) or 410(b) (other than Section 410(b)(2)(A) of the Code).
      1.03 Adjustment for ADP Test. The following rules shall apply in the event the ADP Test are not met:
(a)	General Rule. The Company shall determine a maximum amount of Deferrals for each HCE that would reduce the ADP of the HCE Group by a sufficient amount to meet the ADP Test.

(b)	ADP Correction. The Company shall reduce uniformly the dollar amount of the Deferrals of HCEs who elected the highest dollar amount of Deferrals until the ADP Test is satisfied, and the amount by which such Deferrals are reduced shall be refunded to the HCE by the end of the Plan Year following the Plan Year for which such Deferrals were made. Any such amounts to be refunded shall be reduced, if applicable, by any amounts previously refunded to the affected HCE because they exceeded the Contribution Dollar Limit. Matching Contributions with respect to such distributed 401(k) Contributions shall be forfeited (if not paid to an HCE as an ACP Correction). If 401(k) Contributions are distributed more than 2-1/2 months after the end of the Plan Year, an excise tax equal to ten percent of such excess 401(k) Contributions shall be imposed on the Company. Excess 401(k) Contributions shall be treated as Annual Additions for purposes of Appendix B.
(c)	Investment Fund Sources. Once the amount of excess Deferrals, amounts shall then be taken by type of investment in direct proportion to the market value of the Participant’s interest in each Fund as of the date as of which the correction is processed.
      1.04 Adjustment for Investment Gain or Loss. The net investment gain or loss associated with the excess deferral or contribution amount shall be distributed or forfeited in the same manner as the excess amount. Such gain or loss is calculated as follows:

E x	G	x (1 + (10% x M))

(AB-G)
      where:
E = the total excess Deferrals or Contributions,
G = the net gain or loss for the Plan Year from all of a HCE’s affected Accounts,
AB = the total value of a HCE’s affected Accounts, determined as of the end of the Plan Year being corrected,
M = the number of full months from the Plan Year end to the date excess amounts are paid, plus one for the month during which payment is to be made if payment will occur after the fifteenth day of the month.
      1.05 Prospective Limitations. The Company may prospectively reduce any HCE’s election in effect under Section 3.1 for the remainder of a Plan Year to the extent it reasonably believes such reduction is necessary to avoid exceeding the ADP Test. The Company’s discretion with respect to any such prospective reduction shall be final and binding on all Participants.
      1.06 Elimination of Multiple Use Test. The multiple use test described in Treasury Regulation Section 1.401(m)-2 shall not apply for Plan Years beginning after December 31, 2001.

APPENDIX B
LIMITATIONS ON CONTRIBUTIONS
      1.01 Compliance with Section 415. The provisions set forth in this Appendix B are intended solely to comply with the requirements of Section 415 of the Code and shall be interpreted, applied, and if and to the extent necessary, deemed modified without further formal language so as to satisfy solely the minimum requirements of said Section. For such purposes, the limitations of Section 415 of the Code are hereby incorporated by reference and made part hereof as though fully set forth herein, but shall be applied only to particular Plan benefits in accordance with the provisions of this Appendix B to the extent such provisions are not consistent with said Section 415.
      1.02 Section 415 Definitions. For purpose of this Appendix A the following terms shall have the meaning hereinafter set forth.
     (a) The term “Affiliate” shall mean the definition of Affiliate contained in Article I of the Plan, as modified by Section 415(h) of the Code.
     (b) The term “Annual Additions” shall mean the amount defined in Section 415(e)(2) of the Code.
     (c) The term “Annual Benefit” shall mean the benefit amount defined in Section 415(b)(2)(A) of the Code as adjusted pursuant to the provisions of Section 415(b)(2)(B), (C), (D), and (E) of the Code.
     (d) The term “Compensation” shall mean compensation as defined in Section 415(c)(3) of the Code, including the items specified in Treasury Regulation Section 1.415-2(d)(2)(i) and Section 415(c)(3)(D) of the Code but excluding the items specified in Treasury Regulation Section 1.415-2(d)(3). Compensation shall, in no event, exceed the limitation in effect for any Plan Year under Section 401(a)(17) of the Code. Notwithstanding the preceding sentence, Compensation for a Participant in a profit-sharing plan who is permanently and totally disabled (as defined in Section 37(e)(3) of the Code) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not an officer, an owner, or highly compensated, and contributions made on behalf of such Participant are nonforfeitable when made.
     (e) The term “Defined Benefit Fraction” for any Limitation Year beginning prior to January 1, 2000, shall mean the fraction defined in Section 415(e)(2) of the Code.

     (f) The term “Defined Contribution Fraction” for any Limitation Year beginning prior to January 1, 2000, shall mean the fraction defined in Section 415(e)(3) of the Code.
     (g) The term “Employer” shall mean the Company and all Affiliates; provided, however, that for purposes of applying the limitations of Sections 1.03 and 1.04 with respect to Limitation Years beginning after December 31, 1999, “50 percent” rather “80 percent” shall be used in determining an Affiliated Corporation for purposes of Section 414(b) and Section 414(c) of the Code.
     (h) The term “Excess Amount” shall mean the excess of the Participant’s Annual Additions for the Limitation Year over the Defined Contribution Maximum Permissible Amount.
     (i) The term “Highest Average Compensation” shall mean the average Compensation for the three consecutive years of service with the Employer that produces the highest average. A year of service with the Employer shall be any 12-consecutive month period of service.
     (j) The term “Limitation Year” shall mean the 12-consecutive month period corresponding with the calendar year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.
     (k) The term “Defined Contribution Maximum Permissible Amount” shall mean Annual Additions of a Participant which do not exceed the lesser of (i) $30,000 ($40,000 on and after January 1, 2002, adjusted in accordance with regulations prescribed by the Secretary of the Treasury for increases in the cost of living), or (ii) 25 percent (100 percent on and after January 1, 2002) of such Participant’s Compensation paid for such Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-month consecutive period, such Annual Additions shall not exceed $40,000 multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.
      1.03 Limitations on Allocations Under the Plan. Notwithstanding any other provision of the Plan to the contrary, the amount of Annual Additions which may be credited to the Participant’s Separate Accounts for any Limitation Year shall not exceed the lesser of the Defined Contribution Maximum Permissible Amount or any other limitation contained in the Plan. If the Annual Additions to the Accounts of a Participant in any Limitation Year would otherwise exceed such amount, the Excess Amount shall be disposed of in the order set forth as follows:
     (1) The 401(k) Contributions credited to the Accounts of such Participant for such Limitation Year shall be returned to the Participant unless the Participant has elected to have them transferred and deposited under a deferred compensation program or an excess benefit plan maintained by the Company; and
     (2) Next, Matching Contributions credited to the Accounts of such Participant for such Limitation Year shall be reduced and returned to the Employers; and
     (3) Next, Profit Sharing Contributions credited to the Accounts of such Participant for such Limitation Year shall be reduced and returned to Employers.
Notwithstanding the foregoing, in the event that the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of the allocation of forfeitures, the allocation of the Minimum Employer Contribution as provided under Section 3.12, or a reasonable error in estimating the Participant’s annual Compensation, the portion of such excess attributable to Matching Contributions or Profit Sharing Contributions shall be held in a suspense account and, if such Participant remains a Participant, shall be used to reduce Matching Contributions or Profit Sharing Contributions, as the case may be, for all other Participants in the Limitation Year in which he ceases to be a Participant and succeeding Limitation Years, as necessary.
      1.04 Limitations for Multiple Defined Contribution Plan Participation. If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by the Employer concurrently with the Plan, and if the Annual Addition for the Limitation Year would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in Section 1.03, such excess shall be reduced first by applying the procedures set forth in Section 1.03. If the limitation contained in Section 1.03 is still not satisfied, such excess shall be reduced by returning the employee contributions made by the Participant for the Limitation Year under all such other plans and the income attributable thereto. If the limitation contained in Section 1.03 is still not satisfied after returning all of such employee contributions, the excess shall be reduced by returning elective contributions made on the Participant’s behalf under all such other plans and the income attributable thereto. If the limitation contained in Section 1.03 is still not satisfied after returning all of such elective contributions, then the Employer contributions and forfeitures for the Limitation Year under all such other plans that have been allocated to the Participant shall be reduced and disposed of as provided in such other plan.
      1.05 Limitations for Defined Benefit Plan Participation. For Limitation Years beginning prior to January 1, 2000, if a Member in the Plan is also covered by a qualified defined benefit plan (whether or not terminated) maintained by the Employer, in no event shall the sum of the Defined Benefit Fraction and the Defined Contribution Fraction exceed 1.0 in any Limitation Year.
      1.06 Scope of Limitations. The limitations contained in Sections 1.03, 1.04, and 1.05 shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Section 415(k) of the Code and all such defined contribution plans (whether or not terminated) of the Employer shall be treated as one defined contribution plan and all such defined benefit plans (whether or not terminated) of the Employer shall be treated as one defined benefit plan.

APPENDIX C
TOP-HEAVY PLAN RULES
     1.01 Applicability. Notwithstanding any other provision to the contrary, in the event the Plan is deemed to be a top-heavy plan for any Plan Year, the provisions contained in this Appendix C with respect to vesting and contributions made by the Employer shall be applicable with respect to such Plan Year. In the event that the Plan is determined to be a Top-Heavy Plan and upon a subsequent determination date is determined to no longer be a Top-Heavy Plan, the vesting and the contribution provisions in effect immediately preceding the Plan Year in which the Plan was determined to be a Top-Heavy Plan shall again become applicable as of such subsequent determination date.
     1.02 Top-Heavy Definitions. The following definitions shall be applicable to this Appendix C:
(a)	The term “Compensation” shall have the meaning set forth in Section 415(c)(3) of the Code and Treas. Reg. Section 1.415-2(d).
(b)	The term “Determination Date” shall mean for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year and for the first Plan Year of the Plan, the last day of that Year.
(c)	The term “Employer” shall mean the Company and each Affiliate.
(d)	The term “Key Employee” shall mean prior to January 2002, any Employee or former Employee (and the beneficiaries of such Employer) who at any time during the determination period was an officer of the Employer if such individual’s annual Compensation exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner) under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual’s Compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a 5% owner of the Employer (as defined in Section 416(i)(1)(b)(i) of the Code), or a 1% owner of the Employer who has annual Compensation of more than $150,000. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. Notwithstanding the foregoing, on and after January 1, 2002, such term shall mean any Employee who at any time during a Plan Year is (i) an officer of the Employer having Compensation greater than $130,000 (as adjusted at the same time and manner as set forth in Section 415(d) of the Code, except that the base period shall be the calendar quarter beginning July 1, 2001, and any increase which is not a multiple of $5,000 shall be rounded to the next lower multiple of $5,000) with no more than 50 employees (or, if lesser, the greater of 3 or 10 percent of the employees) being treated as officers and excluding employees described in Section 415(q)(5); (ii) a 5% owner of the Employer (as defined in Sections 416(i)(1)(A)(ii) and 416(i)(1)(B)(iii); and (iii) a 1% owner of the Employer who has annual compensation of more than $150,000.
(e)	The term “Permissive Aggregation Group” shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Section 401(a)(4) and 410 of the Code.
(f)	The term “Present Value” shall mean for purposes of computing present value calculations in determining the Top-Heavy Ratio, present value calculations based on the actuarial assumptions as stated in the applicable plan.
(g)	The term “Required Aggregation Group” shall mean (a) each tax qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan terminated), and (b) any other tax qualified plan of the Employer which enables a plan described in clause (a) to meet the requirements of Section 401(a)(4) or 410 of the Code.
(h)	The term “Super Top-Heavy Group” with respect to a particular Plan Year shall mean a Required or Permissive Aggregation Group that, as of the Determination Date, would qualify as a Top-Heavy Group under the definition in Paragraph (j) of this Section 1.02 with “90 percent” substituted for “60 percent” each place where “60 percent” appears in such definition.
(i)	The term “Super Top-Heavy Plan” with respect to a particular Plan Year shall mean a plan that, as of the Determination Date, would qualify as a Top-Heavy Plan under the definition in Paragraph (k) of this Section 1.02 with “90 percent” substituted for “60 percent” each place where “60 percent” appears in such definition. A plan is also a “Super Top-Heavy Plan” if it is part of a Super Top-Heavy Group.

(j)	The term “Top-Heavy Group” with respect to a particular Plan Year shall mean a Required or Permissive Aggregation Group if the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the account balances of Key Employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group. The present value of the cumulative accrued benefits and the account balances of Key Employees shall be determined under Section 416(g)(3) of the Code.
(k)	The term “Top-Heavy Plan” with respect to a particular Plan Year shall mean the Plan if any of the following conditions exist:
(i)	If the Top-Heavy Ratio for the Plan exceeds 60 percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.
(ii)	If the Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.
(iii)	If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.
(l)	The term “Top-Heavy Ratio” shall mean:
(i)	While the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code.
(ii)	While the Employer maintains one or more defined contribution plans (including any simplified employee pension plans) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with subparagraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with Subparagraph (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted pursuant to the provisions of Section 416(g)(3) of the Code.
(iii)	For purposes of subparagraphs (i) and (ii) above, the value of account balances and the Present Value of accrued benefits of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting a 5-year period for the foregoing 1-year period. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

(m)	The term “Valuation Date” shall mean for purposes of computing the Top-Heavy Ratio, the Determination Date.
     1.03 Top-Heavy Minimum Allocation Rules. The following Top-Heavy Plan minimum allocation rules shall apply:
(a)	Except as otherwise provided in Paragraph (b) and (c) below, the Employer Contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall be the lesser of 3 percent of such Participant’s Compensation or in the case where the Employer has no defined benefit plan which designates the Plan to satisfy Section 401 of the Code, the largest percentage of compensation allocated with respect to a Key Employee for the Plan Year. Effective as of January 1, 2002, Employer matching contributions (as defined in Section 401(m)(4)(A) of the Code) shall be taken into account for purposes of determining the minimum allocation to a Participant who is not a Key Employee. Pre-tax matched contributions and pre-tax unmatched contributions cannot be used to satisfy the minimum Section 416 contributions for non-Key Employees. Further, in making the determination of the percentage at which contributions are made for the Key Employee with the highest percentage, pre-tax matched contributions on behalf of Key Employees are taken into account. However, employer matching contributions shall be taken in account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.
(b)	The provisions in Paragraph (a) above shall not apply to any Participant who is not actively employed as an Eligible Employee by the Employer on the last day of the Plan Year for which the minimum allocation is to be made.
(c)	The provisions in Paragraph (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer, and by the terms of such plan or plans it is provided that the minimum allocation or benefit requirements applicable to Top-Heavy Plans shall be met in such other plan or plans. If such other plan is, or if one of such other plans is, a defined benefit plan maintained by the Employer, and such plan is a Top-Heavy Plan, the minimum benefit requirements applicable to Top-Heavy Plans shall be met under such defined benefit plan as provided therein, to the extent such benefit can be provided under such plan or plans. If such other plan is, or if one of such other plans is, a defined contribution plan maintained by the Employer, and such plan is a Top-Heavy Plan, the minimum allocation requirements shall be met under such plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met), except as may be otherwise provided in such other plan. The application and administration of the minimum allocation or benefit requirements for Top-Heavy Plans shall be satisfied in a manner so as to only satisfy the minimum allocation/benefit requirements as permissible and so as to avoid any duplication of minimum allocation/benefits for non-Key Employees, as provided under Section 416 of the Code.
     1.04 Top-Heavy Compensation Limitation. The annual compensation of any Participant to be taken into account under the Plan during any Plan Year in which the Plan is determined to be a Top-Heavy Plan shall not exceed the limitation on Compensation set forth in paragraph (12) of Section 1.1 of the Plan.
     1.05 Top-Heavy Vesting Provisions. In the event that the Plan is determined to be a Top-Heavy Plan with respect to any Plan Year, a Participant who is eligible to receive the vested interest of his Account shall be vested no less than he would be under following vesting schedule:

Years of Vesting Service	Vested Percentage
Less than two years	0%
Two but less than three years	20%
Three but less than four years	40%
Four but less than five years	60%
Five but less than six years	80%
Six or more years	100%
     1.06 Top-Heavy Plan/Benefit Limitations. In any Limitation Year beginning after December 31, 1999, in which the Plan is a Top-Heavy Plan, the denominators of the defined benefit fraction and the defined contribution fraction (as such terms are used in applying the benefit limitation provisions of Section 415 of the Code) shall be computed using 100 percent of the dollar limitation instead of 125 percent.

APPENDIX D

COMPANY AFFILIATES WHICH ARE EMPLOYERS
WITH EMPLOYEES COVERED BY THE PLAN
1.	Applied Industrial Technologies — DBB Inc

2.	Associate Bearings Company

3.	Air & Hydraulics Engineering Incorporated

4.	Applied Industrial Technologies — Mainline, Inc.

5.	Applied Industrial Technologies — Dixie, Inc.

6.	ESI Acquisition Corp.

7.	Air Draulics, Inc.

8.	Applied Industrial Technologies — TX LP

9.	Applied Industrial Technologies — PA LLC

10.	Applied Industrial Technologies Indiana LLC

11.	Applied Industrial Technologies, ABC, Inc.

D-1

APPENDIX E
MERGED PLANS

	Merged Plan	Effective Date on which Assets and Liabilities transferred from the Merged Plan to the Plan

1.	INVETECH Company Profit-Sharing 401(k) Retirement Plan	December 31, 1997

2.	Associated Bearings Company 401(k) Savings Plan	August 31, 1999

E-1

APPENDIX F
REQUIRED MINIMUM DISTRIBUTIONS
SECTION 1
GENERAL RULES
1.01	Effective Date. Unless an earlier effective date is specified below, the provisions of this Appendix F shall be applicable for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
1.02	Precedence. The requirements of this Appendix shall take precedence over any inconsistent provisions of the Plan.
1.03	Incorporation of the Requirements of Treasury Regulations. All distributions required under this Appendix shall be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.
1.04	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
SECTION 2
DEFINITIONS
2.01	“Designated Beneficiary” shall mean the individual who is designated as the beneficiary under the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Treas. Regs. Section 1.401(a)(9)-1, Q&A-4.
2.02	“Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 3.02. The required minimum distribution for the Participant’s first distribution calendar year shall be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, shall be made on or before December 31 of that distribution calendar year.
2.03	“Life Expectancy” shall mean life expectancy as computed by use of the Single Life Table in Treas. Regs. Section 1.401(a)(9)-9.
2.04	“Participant’s Account Balance” shall mean the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
2.05	“Required Beginning Date” shall mean the Mandatory Distribution Date defined in paragraph (b) of Section 8.11 of the Plan.
SECTION 3
TIME AND MANNER OF DISTRIBUTION
3.01	Required Beginning Date. A Participant’s entire interest shall be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
3.02	Death of Participant Before Distributions Begin. If a Participant dies before distributions begin, the Participant’s entire interest shall be distributed, or shall begin to be distributed, no later than as follows:
(a)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, except as provided in this Appendix, distributions to the surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
(b)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in this Appendix, distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(c)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(d)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant, but before distributions to the surviving spouse begin, this Section 3.02 (other than Section 3.02(a)) shall apply as if the surviving spouse were the Participant.
(e)	[Reserved]
(f)	Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 3.02 and 5.02 of this Appendix applies to distributions after the death of a Participant who has a Designated Beneficiary.

The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 3.02 of this Appendix, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor a beneficiary makes an election under this paragraph (f), distributions shall be made in accordance with Sections 3.02 and 5.02 of this Appendix and, if applicable, the elections in Section 3.02(e) above.
(g)	A Designated Beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.
For purposes of this Section 3.02 and Section 5, unless Section 3.02(d) is applicable, distributions shall be considered to begin on the Participant’s Required Beginning Date. If Section 3.02(d) applies, distributions shall be considered to begin on the date distributions are required to begin to the surviving spouse under Section 3.02(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 3.02(a)), the date distributions are considered to begin shall be the date distributions actually commence.
3.03	Forms of Distribution. Unless a Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 4 and 5 of this Appendix. If a Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and related Treasury regulations.
SECTION 4
REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME
4.01	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During a Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year shall be the lesser of:
(a)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Regs. Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
(b)	if the Participant’s sole Designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in

Treas. Regs. Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
4.02	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions shall be determined under this Section 4 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
SECTION 5
REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH
5.01 Death On or After Date Distributions Begin.
(a)	Participant Survived by Designated Beneficiary. If a Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death shall be the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:
(1)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(2)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse shall calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
(3)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy shall be calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(b)	No Designated Beneficiary. If a Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death shall be the quotient obtained by dividing the Participant’s account balance by the

Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
5.02 Death Before Date Distributions Begin.
(a)	Participant Survived by Designated Beneficiary. Except as provided in this Appendix, if a Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death shall be the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 5.01.
(b)	No Designated Beneficiary. If a Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(c)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If a Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 3.02(a), this Section 5.02 shall apply as if the surviving spouse were the Participant.